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                                                                  EXHIBIT 10.29


                                LEASE AGREEMENT


Lease Agreement entered into this 17th day of November, 1996 by and between Inmobiliaria Nuevo Aeropuerto, S.A. de C.V. ("Landlord") and Smartflex Systems de Mexico, S.A. de C.V. ("Tenant"), according to the following recitals and sections:


                                R E C I T A L S


I.       Landlord through its legal representatives hereby states that:

                 (A) Landlord is a mercantile corporation incorporated through Public Deed Number 19,502 dated 27th of January, 1983, issued by Mr. Lic. Fernando Arechavaleta Palafox, Notary Public Number 27 for Monterrey, N.L., United Mexican States, and registered before the Public Register of Monterrey, N.L. under No. 183, folio 141, Vol. 258, Book No.3, Second Auxiliary, on the 9th. of March, 1983.

                 (B) Landlord owns, free and clear of any mortgages, liens or encumbrances, the land and buildings comprising the Premises (as defined in section 1.01 of this Agreement).

                 (C) Landlord wishes to lease and grant a call option right over the Premises to Tenant under the terms and conditions of this Agreement.

                 (D) Landlord and its legal representatives have the necessary authority to enter into this Agreement, which authority has not been limited or revoked in any manner whatsoever.


II.      Tenant through its legal representative hereby states that:

                 (A) Tenant is a mercantile corporation incorporated through Public Deed Number 2556 dated 26 of October 1993, issued by Mr. Arnulfo Flores Rodriguez, Notary Public Number 44 for Monterrey, N.L., United Mexican States registered before the Public Registry of Monterrey under No. 2,272, Book 3, Vol. 405, Second Auxiliary on the 12th
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         of December 1993.

                 (B) Tenant wishes to lease and acquire a call option right over the Premises from the Landlord under the terms and conditions of this Agreement.

                 (C) Tenant and its legal representative have the necessary authority to execute this Agreement, which authority has not been limited or revoked in any manner whatsoever.


                                S E C T I O N S


1.       CERTAIN DEFINITIONS

         1.01 Premises: The Premises leased pursuant to this Agreement contain 123,347 sq. feet of land (the "Land"), to be improved with a building ("Building") to be constructed thereon containing approximately 55,000 square feet of floor space, together with parking areas and landscaping, as shown on the site plan ("Site Plan") attached hereto as Exhibit A. The address of the Premises is: Avenida TLC no. 300, Parque Industrial Stiva-Aeropuerto, Apodaca, N.L. CP 66600.

         1.02. Lease Term: The Lease term shall commence upon the date of Substantial Completion of Landlord's Work (as said phrase is defined below) and delivery of possession of the Premises to Tenant ("Commencement Date") and end seven (7) calendar years thereafter ("Lease Term") , unless terminated sooner pursuant to any other provisions of this Agreement or unless extended pursuant to this Section 1.02. The scheduled commencement date ("Scheduled Commencement Date") of the Lease Term is MARCH 15, 1997. If the Landlord's Work is Substantially Completed before the Scheduled Commencement Date, the Lease Term shall commence upon Substantial Completion and Landlord's delivery to Tenant of possession thereof. Within five calendar days after the Commencement Date, the parties shall each execute and deliver a commencement date certificate ("Commencement Date Certificate") in the form attached as EXHIBIT "B" of this Agreement. The term "Lease Term" as used in this Agreement, includes any extension as defined in this Section 1.02, provided the right to perform such extension is exercised.

         Notwithstanding the above and provided Tenant is in compliance with all of its obligations under this Agreement, Tenant shall have the right to extend the Lease Term for an additional term of five (5) years, by means of prior written notice to Landlord with at least ninety (90) days in advance of the date of termination of the initial seven (7) year Lease Term. In such a case the Lease Term
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shall include such five (5) year extension and all of the provisions of this
Agreement shall continue to be in full force and effect until the conclusion of the extended Lease Term.

         In addition to the foregoing, in the event one of the parties hereto makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, is subject to bankruptcy proceedings, is adjudged bankrupt or insolvent in proceedings filed against it, a receiver, trustee or custodian is appointed for all or substantially all of its assets, fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any act of bankruptcy or insolvency, including the selling of its assets to pay creditors, the other party hereto may terminate the Lease Term and this Agreement by means of prior written notice without any liability to either party (except for obligations accrued in favor of one party prior to the date of termination).

1.03. Base Monthly Rent: The Base Monthly Rent shall result out of the following calculation: Total value of the investment to perform Landlord's Work ("Landlord's Investment") multiplied by 0.13 and divided by 12 (plus value added tax) equals the Base Monthly Rent. An example of this calculation is provided in paragraph I of EXHIBIT C attached hereto and forming a part hereof.

         The approximate Base Monthly Rent determined as a result of the above calculation for each month of the Lease Term is US$26,836.00 Dollars (twenty six thousand eight hundred and thirty six U. S. Dollars) per month, plus the corresponding Value Added Tax. Such rent corresponds to the Final Plans and Final Specifications attached hereto as EXHIBIT D and forming a part hereof ("Final Plan and Final Specifications"), assuming a value of Landlord's Investment of US$2,477,169.23 Dollars (two millions four hundred seventy seven thousand one hundred and sixty nine U.S. Dollars 23/100).

         The value of Landlord's Investment quoted above is divided into two parts, a fixed part valued at US$1,787,749.23 dollars ("Fixed Value") corresponding to the portion of Landlord's Work identified as "Fixed Value Work" in EXHIBIT D and a variable part valued at approximately US$689,420.00 ("Variable Value") corresponding to the portion of Landlord's Work identified as "Variable Value Work" in EXHIBIT D.

         Except for the provisions of the following paragraph, the parties agree that the Fixed Value and the Fixed Value Work will not be modified as a result of changes in the costs of raw materials, labor and prices quoted by the suppliers or any other change in circumstances whatsoever. The Variable Value shall be
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changed to reflect any difference between the actual cost of the Variable Value
Work and the approximate amount quoted above, in the understanding that Tenant shall have the right to (i) join Landlord in all efforts to obtain low quotations from the suppliers of materials, equipment or labor related to the Variable Value Work, and the acceptance of any quotation relating to this portion of Landlord's Work shall be subject to the previous approval of Tenant, provided however, that any quotation furnished by Landlord to Tenant in writing shall be accepted or rejected by Tenant in writing within seven (7) calendar days, otherwise the same shall be considered as accepted, and (ii) Tenant shall have the right to acquire or purchase on its own account any materials and equipment comprised within the Variable Value Work, in which case the Value of such materials and equipment shall not be computed as part of the Variable Value, provided that if Landlord is requested to install any such equipment at the Premises Tenant shall pay to Landlord as compensation for such installation an amount equal to the actual cost of installation by Landlord plus 20%.

         If the Final Plans and Final Specifications suffer any substraction by any change requested by Tenant prior to the Commencement Date, Landlord's Investment shall be reduced by subtracting the value of the portion of Landlord's Work canceled or reduced to the amount of US$2,477,169.23 (as this amount may be adjusted due to changes in the Variable Value) in order to adjust the Base Monthly Rent by applying the calculation stated in the first paragraph of this Section 1.03 to Landlord's Investment as reduced in accordance herewith (an example of this calculation is provided in paragraph II of EXHIBIT C). If Such Final Plans and Final Specifications suffer any additions by any change requested by Tenant prior to the Commencement Date, Landlord's Investment shall be increased as follows: (i) Landlord shall request five bids from construction companies or suppliers previously approved by Tenant for the addition and the highest and lowest bid shall be eliminated, then the parties shall agree on which of the other three bids shall be accepted, (ii) the actual cost of the addition as per the bid approved in accordance herewith shall be increased by 20%, and (iii) the result shall be added to the amount of US$2,477,169.23 Dollars (as this amount may be adjusted due to changes from time to time in the Variable Value) in order to determine the new value of Landlord's Investment which will be subject to the calculation stated in the first paragraph of this
Section 1.03 in order to obtain the new Base Monthly Rent (an example of this calculation is provided in paragraph III of EXHIBIT C).

         The parties agree that at the Commencement Date, the parties shall make the calculations hereinabove stated in order to finally determine the initial Base Monthly Rent, in the understanding however, that the Base Monthly Rent to be determined in accordance
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                                                                               5

herewith shall, except for increases to the Base Monthly Rent as expressly provided in this Agreement (including increases due to changes to Landlord's Investment as provided in this Agreement), not exceed the amount of US$26,836.00 (twenty six thousand eight hundred and thirty six 00/100 U.S. dollars), plus the corresponding value added tax.

         Tenant will pay the Base Monthly Rent in U.S. Dollars at the International Bank of Commerce of Laredo, Texas, located at 1200 San Bernardo Avenue, P.O. Drawer 1359, Laredo, Texas, 78042-1359, at the account indicated by the Landlord in writing at the appropriate time.

         The Base Monthly Rent shall be adjusted every one year of the Lease Term after the first year by the percentage increase in the U.S. Consumer
Price Index ("CPI") as published by the U.S. Federal Government corresponding to the applicable one year period. This increase can not be lower than two per cent (2%) or higher than four per cent (4%).

         1.04. Delivery of Possession: Landlord shall deliver possession of the Premises to Tenant in a Substantially Completed (as such term is defined below) condition by the Scheduled Commencement Date, or on such other date as may be determined as expressly provided in this Agreement.

         1.05. Substantial Completion: Landlord shall deliver possession of the Premises to Tenant ready for installation and operation of manufacturing equipment, as well as for use of office space, including without limitation readiness for installation of communication and computer systems ("Substantially Completed") in accordance with Final Plans and Final Specifications including approved changes, and Tenant must approve said completion in writing, upon the occurrence of all of the following:

         1. Construction by Landlord of the Premises in accordance with the Final Plans and Final Specifications ("Landlord's Work") and delivery of a certificate to that effect to Tenant by Landlord's engineer. Whenever the expression Final Plans and Final Specifications is referred to herein it shall mean the Final Plans and Final Specifications described in EXHIBIT D, plus any changes approved by the parties.

         2.      Acceptance by Tenant that the utility services for the
         Building specified in the Final Plans and Final Specifications including storm and sanitary sewer, water and electricity, and telecommunications lines (but expressly excluding any treatment of residual water required prior to its disposal by Tenant into the park's sewer system in accordance with the provisions of section 7.02 below) have been fully installed
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                                                                               6

         and are operational for use by Tenant. Tenant shall at its cost, execute directly with the suppliers of such services their respective contracts for the supplying of such services, provided however, that any payment or contribution required by any utility company (i.e. electricity, telephone or water) for the supply of the corresponding utility service other than standard hook-up and consumption fees shall be paid by Landlord in order for the Premises to be considered Substantially Completed. The foregoing in the understanding that, with respect to the water supply to the Premises for use by the Tenant, the Landlord will at its own cost and expense drill and equip a water well in accordance with the Final Plan and Final Specifications, and the Landlord represents and warrants that it has and it will maintain for the duration of this Agreement the required concession or permit for the extraction of water from such well for its use by the Tenant.

         3. All proposed means of ingress, egress, parking, loading, manufacturing and office areas are available for use by Tenant, as specified in EXHIBITS A AND D.

         4. All legally required permits or certificates have been issued by all required governmental authorities and obtained by Landlord (including without limitation the permits to be obtained by Landlord referred to in section 7.02 below), except as to any permit to be obtained from the Federal and State environmental authorities not relating to the construction of the Premises or the development of the industrial park where they are located, but related to the specific operation of Tenant's Intended Uses as hereinafter defined.

         5. Remaining work to be done to render the Premises fully completed shall consist solely of minor details of construction, mechanical adjustments, or decoration, which will not interfere with Tenant's use and enjoyment of the Premises. When such remaining work is finally completed by Landlord and accepted by Tenant Landlord's Work and the Premises shall be considered as "Finally Completed". To this effect whenever the Premises and Landlord's Work is finally completed the parties hereto shall execute and deliver a Final Completion Certificate in the form of EXHIBIT E attached hereto and made a part hereof.

         6. If there is any dispute during the performance of Landlord's Work to be executed under this Agreement or at the time of Substantial Completion, the parties herein agree to be subject to the procedure described in EXHIBIT F attached hereto and forming a part hereof.
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         1.06.            Parking:  Tenant shall have the exclusive right to
           use all available vehicle parking spaces at the Premises.

         1.07. Tenant's Work: Tenant's Work, as defined in the Final Plans and Final Specifications attached hereto as Exhibit D shall be performed by Tenant at Tenant's expense in a good and workmanlike manner in accordance with the terms and provisions contained in the Final Plans and Final Specifications and paid for as provided therein.

         1.08. Landlord's Work: Landlord's work shall mean all works and services to be performed by Landlord in accordance with this Agreement (including the Final Plans and Final Specifications) , which shall be performed by Landlord at Landlord's expense in a good and workmanlike manner. Upon Substantial Completion of Landlord's Work, Landlord shall deliver to Tenant a certificate of substantial completion ("Certificate of Substantial Completion").

         1.9 Days: Whenever the term "days" is used in this Agreement, it shall mean calendar days, except as provided otherwise.

2.       DEMISE AND POSSESSION

         2.01. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in Section 1.01 of this Agreement. In reliance on Landlord's representations and warranties contained in this Agreement, Tenant agrees that it will accept the Premises, as of the date of delivery by Landlord of the Certificate of Substantial Completion provided that the Landlord has by then substantially Completed Landlord's Work, the conditions set forth in section 1.05 above have been met and subject to Landlord's Work being Finally Completed in accordance with this Agreement.

         2.02. If for any reason Landlord has not Substantially Completed Landlord's Work and delivered possession of the Premises to Tenant by MARCH 15, 1997 ("Scheduled Commencement Date"), except for delays resulting from changes to the Final Plans and Final Specifications requested by Tenant after December 31, 1996 or changes resulting in an increase in the surface of the Building or due to an event of Force Majeure (as such term is hereinafter defined) (in which case the parties shall agree on an extension of the
Scheduled Commencement Date) , the validity of this Agreement shall not be affected nor shall either party have the right to terminate this Agreement except as expressly provided in this Section 2 and in Sections 13 and 15 herein below; provided, however, that if the delay is not attributable to Tenant,
Tenant shall be entitled to a reduction of the Base Monthly Rent
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                                                                               8

applicable to the first month of the Lease Term (and successive months if necessary) in the amount of US$500 Dollars for each day that passes from the Scheduled Commencement Date (except for delays resulting from changes to the Final Plans and Final Specifications requested by Tenant after December 31, 1996 or changes resulting in an increase in the surface of the Building or due to an event of Force Majeure) until Substantial Completion of Landlord's Work and delivery of possession of the Premises to Tenant actually occur. Should the delay be more than forty five (45) days (even as a result of a Force Majeure as provided in Section 32.07 and without the cure period set forth in section 15.01 below being applicable for this purpose if the delay is due to Landlord's default), Tenant shall have the right, but not the obligation, to terminate this Agreement without incurring in any liability. Each party hereto shall not incur in any liability whatsoever towards the other party due to termination of this Agreement by Tenant based on a delay caused by Force Majeure.

         2.03. Landlord represents and warrants that as of the date of the execution of this Agreement, it holds good and marketable title to the Land. Landlord will obtain releases of all tenancies, liens, claims, easements, and other encumbrances on the Land and shall furnish evidence of its title (including a certificate of no liens issued by the corresponding public registry of property) satisfactory to Tenant within 30 (thirty) days after the execution of this Agreement.

         2.04 Notwithstanding the foregoing or anything in this Agreement to the contrary, considering that the manufacturing area of the Premises identified in EXHIBITS A AND D (the "Manufacturing Area") is scheduled to be completed by Landlord (including availability of water and electricity for use by Tenant in the Manufacturing Area) on January 31, 1997, Landlord shall allow Tenant, at no charge, beneficial occupancy of the Manufacturing Area for purposes of setting up the custom manufacturing areas, as long as such occupancy does not interfere with Landlord's Work. In addition to the foregoing, Tenant shall have the option, which may be exercised in its own discretion, to receive possession of the Manufacturing Area for purposes of running production prior to the Substantial Completion of Landlord's Work, as long as such occupancy does not interfere with Landlord's Work, in which event Tenant shall pay to Landlord a monthly rent for the occupation and use of such area equivalent to 10% of the estimated Base Monthly Rent in accordance with the second paragraph of section 1.03 above, for each month that passes between the date of such partial occupation of the Premises until the date of Substantial Completion of Landlord's Work and delivery of possession of the Premises to Tenant. The election of Tenant to occupy and use the Premises partially as set forth in this paragraph shall not affect or modify in any way other terms and
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obligations of the parties pursuant to this Agreement, including the duration of the Lease Term.


3.       BASE MONTHLY RENT

         3.01. Tenant shall pay the Base Monthly Rent as rent in the amount to be determined as specified in Section 1.03 of this Agreement for the Premises during the Lease Term in legal currency of the United States of America.

         3.02. The Base Monthly Rent shall be paid monthly, without deduction or offset (except as provided in sections 2.02, 3.03, 5.01 and 21.03 of this Agreement), in advance within the first five calendar days of each month to Landlord at the place indicated in Section 1.03, or to whomever Landlord shall designate by notice to Tenant in writing, during the Lease Term.

         3.03.            Except as provided in Sections 2.02, 3.02, 5.01 and
21.03 of this Agreement, Tenant shall not for any reason whatsoever, withhold the Base Monthly Rent to be paid to Landlord.


         3.04. Landlord shall provide to Tenant the respective rental receipt (including the Value Added Tax), upon the corresponding monthly payments of the rent made by Tenant.


4.       USE OF PREMISES

         4.01. Tenant may use the Premises for any and all lawful purposes; provided, however, any Use of the Premises by Tenant other than for Tenant's Intended Uses (as defined below) shall be subject to the prior approval in writing of Landlord which approval shall not be unreasonably withheld or delayed. Landlord represents and warrants that: (i) as of the date of execution of this Agreement the Premises are located in an area of the City of Apodaca in which the Tenant may lawfully under applicable zoning, Stiva Airport Industrial Park Bylaws attached hereto as EXHIBIT G and other laws, regulations, and ordinances use the Premises for the manufacturing, distribution, storage, warehousing and sale of electronic and other related products, and for offices in connection with the foregoing (collectively, "Tenant's Intended Uses") , and (ii) water (including one water well) and utility services required by Tenant will, at Landlord's sole cost and expense, be made available at the boundary limits (considering that such requirements will be available to Tenant for use in the Manufacturing Areas) of the Premises no later than January 31, 1997. For this purpose Tenant's utility requirements are attached hereto as EXHIBIT H forming a part hereof.
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         4.02.            Tenant is authorized to place its names on the
Building and the grounds and in any other customary location in conformity with applicable laws, regulations and Stiva Airport Industrial Park Bylaws.


5.       TAXES AND UTILITIES

         5.01. Tenant shall pay the value added tax due with respect to the Base Monthly Rent. Landlord shall pay any other taxes related to the land and buildings comprising the Premises (collectively, "Taxes") assessed against the Premises during the Lease Term or assessed against Landlord with respect to this Agreement. If under Mexican Law there is an obligation to Tenant to withhold any income taxes out of the payment of the Base Monthly Rent, Tenant shall be entitled to do so.

         5.02. Landlord at its sole cost and expense, shall prosecute any proceeding to contest any Tax with respect to the Premises. Each party shall cooperate with the other with respect to such proceedings. The net amount of any Taxes recovered (after payment of fees and costs incurred in connection with such proceeding) will be payable or credited, as applicable, to Landlord.

         5.03. Subject to Section 4.01(ii) of this Agreement, Tenant shall contract directly with, and pay all amounts for consumption by Tenant due to utility companies for utility services which Tenant may require for its use of the Premises, arising out of such contracts executed by Tenant. Landlord acknowledges that prior to this date it received from Tenant the amount of US$80,000.00 dollars for the hook-up fee charged by the Comision Federal de Electricidad ("CFE"), and agrees to pay such amount to the CFE for the benefit and on behalf of Tenant, and to obtain and deliver to Tenant the corresponding receipt issued by the CFE in favor of Tenant, at any time Tenant instructs Landlord to do so.


6.       MAINTENANCE AND REPAIR

         6.01.            Except as otherwise provided herein and in Section
6.02 of this Agreement, Landlord shall, at its own cost and expense, make all necessary repairs to the Premises, including without limitation any structural (e.g., floor slab and steel structure) and roof repairs needed at the Premises during the Lease Term, except for those repairs required as a result of negligent or from inappropriate or misuse by Tenant of the Premises and its composing parts. The parties agree that the monthly maintenance fee for air conditioning shall be paid by Landlord and Tenant on a
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fifty per cent basis.

         6.02. Neither party shall be obligated to repair damage to the Premises caused by a Casualty Loss (as defined in Section 9 of the Lease) except to the extent provided in Section 9 of this Lease and neither party shall be obligated with respect to any cleanup or remediation of any Hazardous Substances (as defined in Section 7 of this Lease) except to the extent provided in Section 7 of this Lease.

         6.03. Starting on the Commencement Date and for the rest of the duration of the Lease Term, Tenant will be responsible for its pro rata share of the maintenance fee as charged by Landlord which has been quoted by Landlord at U.S. $0.025 per square foot of land area per year (plus value added tax). Based on EXHIBIT A the total land area will be 123,347 square feet, which will result in an annual park maintenance fee of U.S. $3,083 dollars (three thousand and eighty three U.S. dollars 67/100). This fee will be paid in monthly installments of US$257.00 (plus value added tax) each within the first five days of each month during the Lease Term. The first park maintenance fee charge will be paid by Tenant to Landlord on the Commencement Date. The maintenance services to be rendered by Landlord (the Stiva's Airport Industrial Park) will be the following: i) Private guards 24 hours a day; ii) Maintenance and cleaning of streets all year long; iii) Maintenance of common parks and gardens; iv) Street lighting maintenance; and, v) a representative of Landlord (Stiva's Airport Industrial Park) will be available in order to appear before the State and County's authorities for authorizations of common problems to the owners and/or lessees of premises within the industrial park. The maintenance fee may only be modified by means of the written consent of the majority of the tenants and owners of facilities located in the Stiva's Airport Industrial Park.

         6.04. If Landlord does not perform any repairs or maintenance required to be performed by Landlord under this Agreement within twenty (20) days after written notice thereof from Tenant (or such longer period as Tenant may deem reasonably required to complete such repairs provided that Landlord has commenced such repairs during said twenty (20) day period and is pursuing the completion thereof with diligence), then the same shall be a default by Landlord under this Agreement. In such event, Tenant may, at its own discretion, perform such maintenance or repairs and charge Landlord with the cost of same which amount shall accrue interest at the Prime Rate determined by City Bank, New York, multiplied by two. Such Rate shall be updated every 180 days and shall apply until payment is effectively made, and Landlord shall reimburse Tenant for such cost and interest within ten (10) days after receiving a statement from Tenant for the amount due.
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         6.05.            If Tenant does not perform any repairs or maintenance
required to be performed by Tenant under this Agreement within thirty (30) days after written notice thereof from Landlord (or such longer period as may be reasonably required to complete such repairs provided that Tenant has commenced such repairs during said thirty (30) day period and is pursuing the completion thereof with reasonable diligence) , then the same shall be a default by Tenant under this Agreement. In such event, Landlord may, at its option, perform such maintenance or repairs and charge Tenant with the cost of same which amount shall accrue interest at the Prime Rate determined by City Bank, New York, multiplied by two. Such Prime Rate shall be updated every 180 days and shall apply until payment is effectively made, and Tenant shall reimburse Landlord for such cost and interest within ten (10) days after receiving a statement from Landlord for the amount due. Except as otherwise provided exclusively in
Section 9 of this Agreement, it is expressly understood that Tenant shall have no maintenance and repair obligations of any kind under this Agreement with respect to the Premises.


7.       ENVIRONMENTAL

         7.01. Landlord represents and warrants that any handling, transportation, storage, treatment or use of hazardous or toxic substances that have occurred on the Land prior to commencement of construction have been in compliance with all applicable federal, state and local laws, regulations and ordinances, that no leak, spill, release, discharge, emission or disposal of hazardous and toxic substances has occurred on the proposed sites to date, and that the soil, ground water, and soil vapor on or under the Premises are free of toxic or hazardous substances as of the date of execution of this Agreement.

         7.02.            In addition, the parties also agree to the following:

         (i) Landlord represents and warrants that as of the Commencement Date, the Premises will not contain any asbestos or PCB's, any underground storage tanks and any other kind of contaminated material as per the applicable environmental laws and regulations. Within thirty (30) days after the date hereof, Landlord shall contract a private testing laboratory acceptable to Tenant to test the environmental quality of the soil, water and air. This consultant will be paid by Landlord. If the results of such test show that the Premises contain any asbestos or PCB's or that the Premises contain any underground storage tanks and in general any other contaminating material, Landlord shall have a period of 60 calendar days (without the cure period set forth in section 15.01 below been applicable for these purposes) to clean up the Premises. If at the end of such term, Landlord shall not comply with such obligation, Tenant shall have the right to terminate this Agreement without incurring in any liability.

         (ii) That the Parque Industrial Stiva-Aeropuerto (which is owned by Landlord) where the Premises are located has an internal sewerage system, into which residual water generated by Tenant's manufacturing process will be discharged. In connection herewith Tenant shall have the obligation to treat such water (excluding water from sanitary services) in order for the same not to contain metals, corrosive elements, or radioactive or toxic wastes in excess of the applicable Mexican Official Norm.

         (iii) Landlord shall treat residual water discharged by Tenant to the internal sewerage system (including water from sanitary services) and will reuse the same for purposes of irrigating green areas within the park, for which purpose it has and it will maintain in effect the permit for discharge or residual waters (permiso de descarga de acruas residuales) form the National Water Commission (Comision Nacional del Agua). Furthermore, the water treated by Landlord shall comply with all applicable Mexican official norms and with the specific conditions for discharge imposed by the National Water Commission.

         (iv)    In order to evidence compliance with the provisions of items
                 (ii) and (iii) above, Tenant shall furnish to Landlord every two months a copy of the results of the tests made to the water discharged by it, and Landlord shall furnish to Tenant a copy of the results of the tests made to the water used for irrigation as filed before the National Water Commission in compliance with the applicable Mexican official norms and the corresponding discharge permit. In any event, Tenant shall be entitled to instruct Landlord to analyze its water after treated by Landlord in order to evidence compliance with such provisions.

         7.03. Tenant is obligated to use the Premises in compliance with all applicable environmental laws and shall not use, generate, transport, refine, produce, process, store or dispose of any hazardous substances on, under or from the Premises, except in compliance with the applicable environmental laws and regulations. If any claim is ever made against Landlord by any person or entity relating to any pollution or contamination from toxic or hazardous substances, asbestos, or any other chemicals or substances in amounts which exceed standards for public health or welfare as established and regulated by any local, state, or federal governmental authority (herein collectively referred to as "Hazardous Substances") present at the Premises during the Lease Term or from non-compliance by Tenant of its obligations under section 7.02 above, all costs of removal incurred by, all liabilities imposed upon, and losses and damages suffered by Landlord because of the same shall be borne by Tenant, provided that such environmental contingencies herein referred result out of acts or omissions derived from Tenant's occupancy of the Premises, and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against all such costs, liabilities, losses, and damages, including, without limitation, with respect to all third-party and/or authorities claims for personal injury or property damage and other claims, actions, administrative proceedings, judgments, damages, lost profits, penalties, fines, costs, losses, attorneys' fees and expenses (through all levels or proceedings), consultants or experts fees, and all costs incurred in enforcing this indemnity.

         Notwithstanding the foregoing and anything herein to the contrary, if any claim is ever made against Tenant by any person or entity (including any governmental authority) relating to any pollution or contamination from Hazardous Substances present at the Premises due to no act or omission of Tenant (i.e. Hazardous Substances which were present at the Premises prior to the Commencement Date) or due to Landlord's failure to comply with its obligations under items (i), (ii), (iii) and (iv) of section 7.02 above, all costs of removal incurred by, all liabilities imposed upon, and losses and damages suffered by Tenant because of the same shall be borne by Landlord, and Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against such costs, liabilities, losses and damages, including without limitation, with respect to any third party and/or authority claim for personal injury or property damage and other claims, actions, administrative proceedings, judgments, damages, lost profits, penalties, fines, costs, losses, attorney's fees and expenses (through all levels or proceedings), consultants or experts fees, and all costs incurred in enforcing this indemnity.

         7.04. Section 7 of this Lease and the indemnity obligations contained in said section shall survive the termination of this Agreement. Claims by either party against the other pursuant to Section 7 shall be made in accordance with the requirements of Section 19.03.

         7.05. Subject to Section 7.02 above, Tenant agrees that its operations at the Premises shall be in compliance with all applicable laws, regulations, and ordinances including, without limitation, laws, regulations, ordinances and the Stiva Airport

Industrial Park Bylaws relating to Hazardous Substances.


8.       ALTERATION OF PREMISES

         8.01. So long as no default by Tenant under this Agreement exists, Tenant shall have the right to, at any time during the Lease Term (as from the Commencement Date), make nonstructural alterations affixed to the Building costing up to an amount of US$50,000.00 dollars (fifty thousand U.S. Dollars 00/100) per year (for these purposes the first year shall be counted as from the Commencement Date), without the written consent of Landlord. Any other alterations to the Premises shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld. Whenever alterations requested by Tenant have been made by Landlord at Landlord's cost and expense, the Base Monthly Rent under this Agreement shall be increased by the amount resulting from the application of the formula set forth in the fifth paragraph of Section 1.03 (an example of this calculation is provided in paragraph V of EXHIBIT C).

         8.02. No alterations of the Premises by Tenant (whether structural or non-structural) shall reduce the value or structural integrity of the Premises. All such alterations of the Premises by Tenant shall be at Tenant's own cost and expense and shall be accomplished in compliance with all applicable laws, regulations, and ordinances. Tenant shall be responsible to pay all obligations necessary to keep the Premises free from any mechanics' and materialmen's liens on account of alterations of the Premises by Tenant.


         8.03. All machinery and equipment or other tangible personal property of whatsoever nature installed at the Premises by Tenant during the Lease Term, (excluding property affixed or other type of property which removal may cause damage to the Premises), shall continue to be the property of Tenant and shall be removed by Tenant at the expiration of the Lease Term.


9.       DESTRUCTION

         9.01. If during the Lease Term the Premises or any improvements thereof are damaged or destroyed by fire, earthquake, flood, or other casualty insured against pursuant to Section 10 (collectively, "Casualty Loss"), Tenant shall give Landlord prompt written notice thereof ("Notice of Casualty").

         9.02. Landlord shall, within fifteen (15) days of receiving a Notice of Casualty, determine and notify to Tenant in writing, the time (the "Repair Term") in which the Premises can reasonably be repaired by Landlord to the condition they were in immediately prior to the occurrence of a Casualty Loss. Within fifteen (15) days after Tenant receives such notice, Tenant shall (i) instruct Landlord in writing to proceed with the repairs ("Repair Notice") or (ii) notify to Landlord that this Agreement has been terminated ("Notice of Termination"), in the understanding that Tenant may only terminate this Agreement in accordance with this provision if the time determined by Landlord to be necessary for the repairs is more than ninety (90) days or if Landlord fails to notify Tenant on time of the time required to make the repairs. Promptly after receiving a Repair Notice from Tenant, Landlord shall diligently repair the Premises, in the understanding that if the Premises are not repaired or rebuilt to the conditions they were in immediately prior to the occurrence of the Casualty Loss, within the Repair Term, then Tenant may terminate this Agreement by means of written notice to Landlord without incurring in any liability.

         9.03. If such notice of termination is delivered by Tenant to Landlord, this Agreement shall terminate on the date of such notice of termination and Landlord shall be entitled to payment of, or assignment of rights with respect to, all insurance proceeds recoverable on account of loss or damage to the Premises caused by such Casualty Loss (except any insurance proceeds recoverable on account of loss or damage to Tenant's equipment, machinery, inventory, and other Tenant's property at the Premises). So long as Landlord does not receive a notice of termination from Tenant as provided above, Landlord shall continue to repair or rebuild the Premises or any improvements thereof, irrespective of the adequacy of the insurance proceeds to cover fully the costs of such repair or rebuilding.

         9.04. All insurance proceeds payable under any fire or other casualty insurance policy maintained by Tenant and covering Tenant's personal property at the Premises including, without limitation, Tenant's inventory, furniture, trade fixtures, and equipment shall be payable solely to Tenant, and Landlord shall have no interest therein. Except to the extent provided for in this Section 9 or otherwise in this Agreement, the obligations of Tenant (including rent payments) and Landlord under this Agreement shall not be affected by the occurrence of any Casualty Loss.


10.      INSURANCE

         10.01. During the construction period of the Building and until the Commencement Date, Landlord shall carry "Builder's Risk" insurance which consist on risks inherent to the construction of the Premises, in amounts and with companies satisfactory to Tenant.

Certificates of such insurance shall be delivered to Tenant within 15 days after execution of this Agreement.

         10.02. Landlord shall, at its cost and expense, purchase and maintain an insurance that covers any loss or damage to the Premises during the Lease Term caused by earthquake, flood, and any other type of loss that may be caused by any act of nature or of third parties (other than Tenant and Tenant's employees and agents), in amounts sufficient to prevent the Landlord or the Tenant from becoming a co-insurer, under the terms of the applicable policies, but in any event and at all times in amounts not less than one hundred percent (100%) of the full insurable value of the Building, which for purposes hereof will be considered the full replacement cost of the Building. Landlord's underwriter will provide a certificate of insurance at an initial amount of US$2,000,000.00 dollars (hereinafter Initial Amount Coverage) for the Building and Building upgrades and improvements. However, whenever those improvements and upgrades happen to be made by Landlord or Tenant after the Commencement Date, such Initial Amount Coverage shall be modified by adding the amount resulting from the application of the method set forth under Section 8.01 hereof which was used to increase the Base Monthly Rent. The certificate of insurance will be underwritten by an insurance company acceptable to Tenant, and will provide for an inflation index based on the United States Consumer Price Index (as published by the U.S. Federal Labor Department).

         10.03. Tenant shall, at its cost and expense, purchase and maintain an insurance that covers any loss or damage to the Premises during the Lease Term caused by fire and any other type of loss resulting from any acts of Tenant, its employees or agents, in amounts sufficient to prevent the Landlord or the Tenant from becoming a co-insurer, under the terms of the applicable policies, but in any event and at all times in amounts not less than one hundred percent (100%) of the full insurable value of the Building, which for purposes hereof will be considered the full replacement cost of the Building. Tenant's underwriter will provide a certificate of insurance at an initial amount of US$2,000,000.00 dollars (hereinafter Initial Amount Coverage) for the Building and Building upgrades and improvements. However, whenever those improvements and upgrades happen to be made by Landlord or Tenant after the Commencement Date, such Initial Amount Coverage shall be modified by adding the amount resulting from the application of the method set forth under Section
8.01 hereof which was used to increase the Base Monthly Rent. The certificate of insurance will be underwritten by an insurance company acceptable to Landlord, and will provide for an inflation index based on the U.S. Consumer Price Index (as published by the U.S. Federal Labor Department).

         10.04. Tenant shall, at its cost and expense, purchase and maintain loss of rent insurance that covers any loss or interruption of rent payable under this Agreement (for a period of up to one (1) year) during the Lease Term resulting from loss or damage to the Premises caused by any risk insured under the insurance policies to be maintained by the parties in accordance herewith.

         10.05. Tenant shall, at its cost and expense, also purchase and maintain general public liability insurance to cover claims for bodily injury or death or property damage (not including casualties covered by insurance policies to be obtained under sections 10.02 and 10.03 above) up to a maximum of US$2,000,000.00 Dollars legal currency of the United States of America per occurrence and in the annual aggregate.

         10.06. All the insurance to be maintained by each party hereto pursuant to this section 10 shall be obtained and evidenced under valid and enforceable insurance policies issued by any insurers approved in writing by the other party.

         10.07. Except as provided in Section 10.09, all policies of insurance herein provided for shall be subject to the prior approval in writing of Landlord and Tenant, which approval shall not be unreasonably withheld or delayed, and shall designate Tenant and Landlord as insured and co-insured, as their respective interests may appear. Tenant may comply with its obligations to contract insurance policies under this section 10, by evidencing to Landlord that the risks that should be covered by Tenant's insurance policies in accordance herewith are covered by insurance policies contracted by Tenant's holding company, Smartflex Systems Incorporated, as long as Landlord is designated as co-insured therein with respect to the risks referred to in sections 10.03, 10.04 and 10.05.

         10.08. All such insurance policies shall provide that the insurer may not cancel such policies without at least thirty (30) days prior notice in writing to Landlord and Tenant.

         10.09. Tenant shall be responsible for insuring all of Tenant's tangible personal property located at the Premises.

         10.10. To the extent that insurance proceeds are actually received in satisfaction of a loss which is required to be covered by insurance hereunder, each of Landlord and Tenant hereby waives any and all rights of recovery against each other for any loss or damage including, without limitation, loss or damage to the Premises or the contents contained therein, loss of rent or income on account of fire or other casualty, or injury sustained on the Premises. Each party's aforesaid policies of insurance shall contain appropriate provisions recognizing this mutual release and waiving all rights of subrogation by the respective insurance carriers. The deductible payable under any insurance policy shall be paid by the party who is obligated to maintain such insurance policy in accordance with this Agreement.


11.      Landlord's RIGHT TO PERFORM Tenant's OBLIGATIONS

         11.01. If at any time during the Lease Term, Tenant fails to perform one or more of its obligations under this Agreement, Landlord, after twenty (20) days written notice to Tenant (or without notice in the case of Emergency), and without waiving or releasing the Tenant from any of its obligations under this Agreement, may, but shall be under no obligation to, perform acts which Tenant is required to perform under this Agreement and may enter the Premises for such purpose to perform all such actions as may be necessary. Tenant shall reimburse to Landlord all sums reasonably paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection with the performance of any such obligations of Tenant, together with interest at the Prime Rate determined by City Bank, New York. Such Prime Rate shall be up dated every 180 days and shall apply until payment is effectively made, shall be payable by Tenant to Landlord within ten (10) days after demand therefor.

         For purposes of this Agreement an "Emergency" shall be considered to be a situation in which if a repair or maintenance is not made immediately at any given time other damages would be caused to the Premises or any part thereof.


12.      TENANT'S RIGHT TO PERFORM LANDLORD'S OBLIGATIONS

         12.01 If at any time during the Lease Term Landlord fails to perform one or more of its obligations under this Agreement, Tenant after twenty (20) days written notice to Landlord (or without notice in the case of an emergency), may, but shall be under no obligation to, perform any act which Landlord is required to perform in accordance with this Lease and may take all such actions thereon as may be necessary. Landlord shall reimburse to Tenant all sums reasonably paid by Tenant and all reasonable costs and expenses incurred by Tenant in connection with the performance of any such obligations of Landlord, together with interest at the Prime Rate determined by City Bank, New York, multiplied by two. Such Prime Rate shall be up dated every 180 days and shall apply until payment is effectively made and shall be payable by Landlord to Tenant within ten (10) days after demand therefor.


13.      DEFAULT BY TENANT

         13.01. Tenant shall be in default of this Agreement if at any time during the Lease Term (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency, or other proceedings in law, or before any administrative tribunal which have or might have the effect of preventing Tenant from complying with the terms of this Lease):

         (i). Tenant fails to make payment of any installment of Base Monthly Rent, or of any other sum herein specified to be paid by Tenant, within ten (10) days of delivery of Landlord's written notice to Tenant of such failure; provided, however, Landlord shall be obligated to give Tenant only three (3) notices in any calendar year during the Lease Term and thereafter during said calendar year Tenant shall be in default if Tenant fails to make payment when due, it being understood that whether or not notice is given, all payments of monies shall accrue interest at the Prime Rate determined by City Bank, New York, multiplied by two. Such Prime Rate shall be up dated every 180 days and shall apply until payment is effectively made; or

         (ii). Tenant fails to observe or perform any of its other covenants, agreements, or obligations hereunder, and such failure is not cured within thirty (30) days after Landlord's written notice to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant will not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion within ninety (90) days thereafter; or

         (iii). Tenant has abandoned the Premises for thirty (30) days or more and fails to pay the rent when due.


14.      REMEDIES OF LANDLORD

         14.01.           In the event of default by Tenant, as described in
Section 13 of this Agreement, Landlord, at its sole option, shall have the following rights:

         (i). The right to declare the term of this Agreement ended and to terminate all of the rights of Tenant in and to the Premises; or

         (ii). The right to continue this Agreement in full force and effect, without terminating Tenant's right to possession of the Premises, in which event Landlord shall have the right to collect the Base Monthly Rent and other charges when due, including any sums due for any option period for which an option to extend has been exercised.

         If Tenant defaults under this Agreement and abandons the Premises before the end of the Lease Term, or if its right of possession is terminated by Landlord because of Tenant's default under this Agreement, then this Lease may be terminated by Landlord at its option by written notice to Tenant. On such termination Landlord may recover from Tenant any obligation which has accrued and not been paid prior to the time this Agreement is terminated, plus reasonable attorneys fees relating to the enforcement of this provisions by Landlord and an indemnification from Tenant in the amount of the unpaid rents for the balance of the Lease Term from the date of such termination notice payable upon demand;

         14.03. The waiver by Landlord of any breach or default of Tenant hereunder shall not be a waiver of any preceding or subsequent breach of the same or any other term. Acceptance of any rent payment shall not be construed to be a waiver by the Landlord of any preceding breach by Tenant.

         14.04. All past due amounts owed by Tenant under the terms of this Lease shall bear interest at the Prime Rate determined by City Bank, New York, multiplied by two. Such Prime Rate shall be up dated every 180 days and shall apply until payment is effectively made and shall be payable by Landlord to Tenant within ten (10) days after demand therefor.

         14.06. Notwithstanding anything contained herein to the contrary, in the event Tenant defaults under any of the terms of this Agreement and the Agreement is terminated by Landlord, in addition to Landlord's other remedies, set forth herein, Landlord shall not be obligated to complete the Landlord's Work as set forth in this Lease.

15.      DEFAULT OF LANDLORD AND TENANT'S REMEDIES

         15.01. In the event of any default by Landlord hereunder, Tenant shall give Landlord notice of such default and Landlord shall have thirty (30) days after such notice to cure such default; provided however that, except for defaults occurring prior to the Commencement Date (including without limitation the obligation of Landlord to deliver to Tenant the possession of the Premises in a Substantially Completed condition in a timely manner in accordance with this Agreement), if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion within ninety (90) days thereafter. In the event of (i) a default by Landlord under this Agreement and the expiration of the aforesaid period during which Landlord may cure such default, or (ii) in the event of a breach of any of Landlord's obligations under the Call Option Agreement refereed to in section 17.01 below and the expiration of any cure period established in such Agreement, if any, in addition to any other rights or remedies provided for herein or in the Call option Agreement, as applicable, or at law, including any brokerage fees and court costs and reasonable attorneys fees, Tenant, at its sole option, may terminate this Agreement upon notice by Tenant to Landlord and all rental obligations shall be thereby terminated.

         Should Landlord fail to perform in a timely manner in accordance herewith its obligation to deliver possession of the Premises to Tenant in a substantially Completed condition, and provided Tenant elects to terminate this Agreement in accordance with the preceding paragraph, Landlord shall (i) reimburse to Tenant the amounts of money delivered by Tenant to Landlord in accordance with Sections 5.03 and 22.01 of this Agreement and (ii) pay as penalty to Tenant the amount of US$200,000 (two hundred thousand U.S. dollars 00/100) upon demand.


16.      CERTIFICATE

         16.01. The parties will execute and deliver, within ten (10) business days after written demand by any of them to the other therefor, a statement in writing certifying, if true, that this Agreement is in full force and effect, and that the Base Monthly Rent payable hereunder is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which rent and other charges are paid, if any, and acknowledging that there are not any uncured defaults hereunder (or specifying such defaults if they are claimed).


17.      OPTIONS OVER THE PREMISES AND ADJACENT LAND

         17.01 Landlord shall grant a call option to Tenant to purchase the Premises, in a separate agreement to be executed as of the date hereof substantially in the form of EXHIBIT I attached hereto and made a part hereof.


         17.02 In addition to the foregoing, and provided no default of any of Tenant's obligations under this Agreement exists, Tenant shall have the option for a period of two (2) years from the Commencement Date to lease the Adjacent Land (as such piece of land is described in EXHIBIT J attached hereto and made a part hereof) from Landlord substantially in the same terms as those contained in this agreement (including construction of a facility as per

Tenant's specifications), and thereafter and for the duration of the Lease Term hereof Tenant shall have a right of first refusal to be preferred over any third party to lease the Adjacent Land in terms no less favorable than those offered to such third party. Tenant shall also have the right, at no extra cost and without paying any maintenance fee, to use the Adjacent Land for recreation purposes only (i.e. to make a soccer field or something similar) during the first two (2) years of the Lease Term. If the Adjacent Land is used for any other purposes Tenant shall pay to Landlord a monthly rent to be determined in accordance with this Agreement.


18.      ACCESS OF LANDLORD TO THE PREMISES

         18.01. Tenant shall permit Landlord and its authorized representatives access to the Premises during reasonable hours with reasonable prior notice to inspect the Premises and to perform repairs which are the responsibility of Landlord under this Agreement. Landlord will have the right to enter the Premises at any reasonable time with reasonable prior notice during usual business hours at any time within six (6) months prior to the termination of the Lease Term in order to show the Premises to prospective future tenants. Notwithstanding the foregoing, Landlord, its employees, or agents shall have the right to enter the Premises at all times without notice to Tenant in the event of an Emergency.


19.      INDEMNIFICATION

         19.01. Except to the extent that there is a written waiver of rights of recovery by Tenant against Landlord and except that Tenant's rights against Landlord with respect to Hazardous Substances at the Premises shall be exclusively governed by the provisions of Section 7 of this Lease, Landlord shall indemnify and defend Tenant from and against any liabilities, damages, judgments, expenses, and costs (including, without limitation, legal fees) for which Tenant is held responsible, or which are incurred by Tenant, in connection with third party claims against Tenant as a result of any act or omission of Landlord, its agents, or employees or any breach by Landlord of Landlord's obligations under this Agreement; provided, however, the foregoing obligation of Landlord to indemnify and defend Tenant shall be inapplicable to the extent that any liabilities, damages, judgments, expenses, and costs (including, without limitation, legal fees) for which Tenant is held responsible, or which are incurred by Tenant, result from the negligent or unlawful acts of Tenant, its agents, or employees.

         19.02. Except to the extent that there is a written waiver of rights of recovery by Landlord against Tenant and except that

Landlord's rights against Tenant with respect to Hazardous Substance at the Premises shall be exclusively governed by the provisions of Section 7 of this Lease, Tenant shall indemnify and defend Landlord from and against any liabilities, damages, judgments, expenses, and costs (including, without limitation, legal fees) for which Landlord is held responsible, or which are incurred by Landlord, in connection with third party claims against Landlord as a result of any act or omission of Tenant, its agents, employees or any breach by Tenant of Tenant's obligations under this Agreement; provided, however, the foregoing obligation of Tenant to indemnify and defend Landlord shall be inapplicable to the extent that any liabilities, damages, judgments, expenses, and costs (including, without limitation, legal fees) for which Landlord is held responsible, or which are incurred by Landlord, result from the negligent or unlawful acts of Landlord, its agents, or employees.

         19.03. A party ("Indemnified Party") entitled to be indemnified by the other party ("Indemnifying Party") pursuant to Section 19.01 or Section 19.02 of the Lease shall promptly and in writing notify the Indemnifying Party of such claim for indemnification specifying in such notice the nature of such claim. Also, in the event that any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party in respect of which an Indemnifying Party is obligated pursuant to the provisions of Section 19.01 or Section 19.02 of this Agreement or Section 7 of this Agreement to indemnify and hold harmless an Indemnified Party, the Indemnified Party shall with reasonable promptness after obtaining knowledge of such proceeding, claim, or demand give written notice thereof to the Indemnifying Party who shall then have the right at the Indemnifying Party's option and expense to be represented by counsel of such party's choice in connection with such matter to defend against, negotiate, settle, or otherwise deal with any such proceeding, claim, or demand; provided, however, that without the prior written consent of the Indemnified Party (whose consent shall not be unreasonably withheld or delayed) the Indemnifying Party shall not consent to the entry of any judgment in or agree to any settlement of any such matter; and provided further that, in addition to legal counsel retained and paid for by the Indemnifying Party, the Indemnified Party may retain separate counsel at such party's own expense to represent such party in connection with any such proceeding, claim, or demand. Failure by the Indemnifying Party to notify the Indemnified Party of the former's election to defend any proceeding, claim, or demand with respect to which indemnity is sought within thirty (30) days after notice thereof shall have been given to the Indemnifying Party by the Indemnified Party shall be deemed a waiver by the Indemnifying Party of such party's right to defend against any such matter. If the Indemnifying Party assumes the defense of any such proceeding, claim, or demand against the

Indemnified Party, the Indemnifying Party shall take or cause to be taken all steps necessary in connection with such defense, and the Indemnified Party shall in all events be entitled to indemnity with respect to such matter as provided in this Section 19. In the event that any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party in respect of which an Indemnifying Party is obligated to indemnify and hold an Indemnified Party harmless and in the event that the Indemnifying Party does not elect to defend any such proceeding, claim, or demand, the Indemnified Party may defend against, settle, or otherwise deal with any such proceeding, claims, or demand in such manner as the Indemnified Party in good faith deems appropriate, and the Indemnifying Party shall be liable for indemnification with respect to such matter including, without limitation, the costs of such defense except that the Indemnified Party shall not settle any such legal proceeding without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed. In the event of any proceeding, claims, or demand by a third party with respect to which a claim for indemnification is made hereunder, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.


20.      LABOR RESPONSIBILITIES

         20.01. Tenant agrees that all obligations to Tenant's employees under applicable Mexican laws and regulations arising out of use of the Premises by Tenant during the Lease Term shall be the sole and exclusive responsibility of Tenant, including, without limitation, such legal obligations, if any, to all personnel employed by Tenant at the Premises, whether unionized or not, confidential, temporary, or other (including any subcontractors), and payment or fees to the Mexican Social Security Institute, Sistema de Ahorro para el Retiro (SAR), INFONAVIT or any other applicable taxes, fees or duties.

         20.02. Landlord agrees that all obligations to Landlord's employees under applicable Mexican laws and regulations arising out of Landlord's Work and the performance of any of Landlord's obligations pursuant to this Agreement, shall be the sole and exclusive responsibility of Landlord, including, without limitation, such legal obligations, if any, to all personnel employed by Landlord at the Premises, whether unionized or not, confidential, temporary, or other (including any subcontractors), and payment or fees to the Mexican Social Security Institute, Sistema de Ahorro para el Retiro (SAR), INFONAVIT or any other applicable taxes, fees or duties.

21.      CONSTRUCTION OF THE BUILDING.

         21.01. Landlord represents and warrants that the Building will conform to the Final Plans and Final Specifications and shall be in compliance with all applicable laws, regulations, ordinances, administrative orders and Stiva's Airport Industrial Park Bylaws in existence and in force as of the Commencement Date. Landlord represents and warrants that the Premises, including the Building and the Building equipment supplied as described in the Final Plans and Specifications, will be free from defects in design, workmanship and materials for one (1) year commencing on the date of Final completion of Landlord's Work and agrees to make, at its sole cost and expense all repair and replacements required to remedy such defects should they occur within the guaranty period.

         21.02. All warranties to equipment and systems installed in the Premises, other than equipment forming part of Tenant's personal property, will be vested in Landlord.

         21.03 In addition to the foregoing, Landlord represents and warrants that Landlord's Work and the Premises will be Finally Completed, conforming to the Final Plans and Final Specifications, within 90 days after the Commencement Date. In the event Landlord's Work and the Premises are not Finally Completed at Tenant's satisfaction by the date above mentioned, then Tenant, in addition to any other remedies it may have in accordance with this Agreement and any applicable law, shall be entitled to do by itself or through the third party of its choice any works necessary to complete Landlord's Work and to offset from the rents payable to Landlord the actual cost of such works.

22.      RENT AND SECURITY DEPOSIT

         22.01 Landlord acknowledges the receipt prior to the execution of this Agreement of three (3) month's rent deposit in the aggregate amount of US$80,508.00 Dollars.

         22.02. The three (3) months deposit referred to in 22.01 above, shall be allocated as follows: (i) One (1) month shall be allocated as a security deposit and returned to Tenant with no interest upon the expiration date of the Lease Term; (ii) the other two (2) months of rent shall be applied to the first and second month of the Base Monthly Rent. In case the Base Monthly Rent is increased due to any increases to Landlord's Investment in accordance with this Agreement, Tenant shall deliver to Landlord the balance in order for the deposit established in section 22.01 to be equal to three month's rent. In case the Base Monthly Rent is reduced due to any reductions to Landlord's Investment in accordance with this Agreement, Landlord shall credit the balance to the payment of the Base Monthly Rent payable for the third month of the Lease Term. Tenant shall pay the value added tax corresponding to the rent for each of the first and second month of the Lease Term within the first five (5) days of each of such months.

23.      PERFORMANCE AND GUARANTEE

         23.01. Landlord shall deliver to Tenant, within fifteen days after the date hereof, at the sole cost of Landlord: (i) a performance bond in an amount, form and substance, which encompasses the construction of the Premises and the completion of the road, curb and gutter improvements in the park and to the southwest entry point into the Stiva Airport Industrial Park as per EXHIBITS A AND D, to insure Landlord's obligation to construct and perform under this Agreement, and (ii) a bond in the amount of US$50,000.00 dollars to guarantee that Landlord will make any repairs or replacements to the Premises or any part thereof needed due to any hidden or latent defect. The terms and conditions of such bonds are described in EXHIBITS K AND K-BIS attached hereto and forming a part hereof.

         23.02 Tenant shall deliver, within fifteen days after the date hereof, a Bond to guarantee that Tenant will take possession of the Premises in a timely manner in accordance with this Agreement. The specific terms of such bond shall be as provided in EXHIBIT L attached hereto and made a part hereof. Additionally, Tenant shall provide to Landlord a corporate guarantee issued by its parent company in the form of EXHIBIT M attached hereto and made a part hereof, to guarantee the compliance of Tenant's obligations during the Lease Term.


24.      ATTORNEYS' FEES/COLLECTION CHARGES

         24.01. In the event of any legal action or proceeding between the parties hereto, reasonable attorneys' fees and expenses of the prevailing party in any such action or proceeding will be added to the judgment thereon. All past due amounts owed by either party to the other under the terms of this Agreement shall bear interest at the Prime Rate determined by City Bank, New York, multiplied by two. Such Prime Rate shall be up dated every 180 days and shall apply until payment is effectively made.


25.      SEVERABILITY

         25.01. If any provisions of this Agreement is found to be unenforceable, all other provisions shall remain in full force and effect to the extent permissible under applicable law.

26.      BROKERS

         26.01. Each party hereto represents and warrants that it has had no dealings with any broker or agent in connection with this Lease and covenants to pay, hold harmless, and indemnify the other party from and against any and all costs, expense, or liability for any compensation, commissions, and charges or other loss, cost, damage, liability, or expense suffered by the other party as a result of any claim by any broker or agent who claims to have dealt with the indemnifying party with respect to this Lease or its negotiation.


27.      WAIVER

         27.01. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant, or condition of this Agreement by the other party hereto shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term, or condition, and no delay or omission by either party to seek a remedy for any breach of this Agreement by the other party shall be deemed a waiver by such party of its remedies or rights with respect to such a breach by the other party.


         27.02. Tenant hereby expressly waives any rights provided in Articles 2310, 2315, 2317, 2318, 2379, 2380 and 2381 of the civil Code for the
State of Nuevo Leon that may be in conflict (and only to that extent) with the provisions of this Agreement.


28.      AMENDMENT OF LEASE, RIGHT TO SUBLEASE, ASSIGNMENT

         28.01. No amendment or modification of this Agreement shall be valid or effective unless made pursuant to a written amendment of this Agreement signed by duly authorized agents of both Landlord and Tenant.

         28.02. Tenant shall have the right to sublease all or any part of the Premises to any third party who, in Tenant's reasonable judgement, shall be consistent with the standards of the industrial park, in the understanding that in such event Tenant shall not be released from any of its obligations towards Landlord under this Agreement.

         28.03 Tenant may assign all of its rights and obligations under this Agreement to a qualified tenant acceptable to Landlord, in which case Tenant (and the guarantor under the corporate guarantee to be granted in the form of EXHIBIT M attached hereto) shall not have any further obligation towards Landlord after the date such assignment becomes effective.

29. NOTICES

         29.01. All notices permitted or required by this Lease shall be in writing, sent by recognized overnight courier or hand delivered or by facsimile transmission provided that there is electronic confirmation of receipt by the sender's telecopier, and shall be deemed duly given when actually received by the party to whom it is sent, addressed as follows:

         IF TO LANDLORD:

         Av. Fe1ix u. Gomez 125 Sur
         Monterrey, N.L. CP 64000
         Mexico

         Fax: (8) 343-0818




         IF TO TENANT:

         Prior to the Commencement Date:
         Carretera a Miguel Aleman Km. 20.5
         Apodaca, N.L. CP 66600

         Fax: (8) 386-2316

         After the Commencement Date:
         at the Premises



         Either party may change its address by means of prior written notice to the other party as provided above.


30.      CONFIDENTIALITY

         30.01. Landlord shall not make any public announcement or press release concerning this Agreement unless it has received Tenant's written consent and shall maintain in confidence and not disclose to others any information, data or material which Tenant furnishes to Landlord in confidence.


31.      APPLICABLE LAW, COURTS AND ARBITRATION

         31.01. This Lease shall be bound by and subject to the laws of the State of Nuevo Leon, Mexico.

         31.02. Except to the extent that the parties have specifically selected a specific procedure as provided in EXHIBIT F, the parties hereto expressly submit any dispute, controversy or claim arising out of or relating to or affecting any of the obligations of any party hereto to be performed (or the breach, termination or invalidity thereof) prior to the earliest of (i) the commencement Date as stated in the Commencement Date Certificate issued by the parties, (ii) the date an arbitral award under the provisions herein is issued declaring that Substantial Completion of Landlord's Work has occurred and that the Premises are available for Tenant to occupy them, or (iii) the date in which Tenant actually takes possession of the Premises (not including occupancy of the manufacturing Areas prior to Substantial Completion of Landlord's Work) to settlement by the binding arbitration procedures set forth herein, in accordance with the Rules of Arbitration of the International Chamber of Commerce ("ICC") , which arbitration shall be conducted as provided in the following:

         31.02.01. Request for Arbitration: A party hereto may serve notice upon the other party in the event that there has been a breach of this agreement which has not been cured as provided herein. Such notice shall formally request arbitration and shall specify in detail the reasons therefor (the "Request for Arbitration").

         31.02.02. Place of Arbitration: Unless otherwise agreed by the parties, all arbitrations shall be held in Mexico city, Federal District, Mexico, and conducted in the English language.

         31.02.03. Arbitration court: Three (3) arbitrators who shall be members of the ICC, provided at least two (2) arbitrators shall be members of the Mexican Chapter of the International Chamber of commerce shall be named as follows:

         31.02.03.01. one, by Landlord, and the second by Tenant, with the understanding that said nomination must occur no later than seven (7) calendar days following the receipt by one party of the other's Request for Arbitration;

         31.02.03.02. if, however, Landlord or Tenant failed to appoint an arbitrator, either party may request ICC to appoint the necessary arbitrator pursuant ICC rules;

         31.02.03.03 the third arbitrator shall be selected by mutual agreement of the two (2) arbitrators within a seven (7) calendar day period following the appointment of the first two arbitrators. If those arbitrators do not reach agreement on the third arbitrator within such seven calendar day period, then either Landlord or Tenant may apply to ICC to have it appoint such third arbitrator pursuant to the rules of such organization.

         31.02.03.04. in any event, the third arbitrator shall preside over the Court.

         31.02.04. Arbitrators' Fees: Arbitrators shall be compensated for their services at the standard rate charged by arbitrators appointed by ICC.

         31.02.05. Award: The Arbitration Court shall make its award in strict conformity with this Agreement and shall have no power to depart from or change any of the provisions of this agreement.

         31.02.06. Performance of the parties' obligations: Landlord and Tenant agree to continue performing their respective obligations under this agreement while the dispute is being resolved, unless this Agreement has been terminated in accordance with its terms.

         31.02.07. General: Unless otherwise agreed by the parties or provided in the Arbitration Award, the prevailing party at the Arbitration settlement shall be entitled to recover from the nonprevailing party all fees and expenses paid or incurred by the prevailing party in connection with the Arbitration herein. A party who successfully brings a judicial action to compel the Arbitration described herein, shall be entitled to recover its reasonable attorneys' fees, court costs and expenses from the other party.

         31.03 With regard to any dispute, claim or controversy arising out of or in connection with this Agreement from the earliest of (i) the Commencement Date as stated in the Commencement Date Certificate issued by the parties, (ii) the date an arbitral award under the provisions herein is issued declaring that substantial Completion of Landlord's Work has ocurred and that the Premises are available for Tenant to occupy them, or (iii) the date in which Tenant actually takes possession of the Premises (not including occupancy of the Manufacturing Area prior to Substantial Completion of Landlord Is Work), the parties hereto irrevocably submit it to the competent courts sitting in Monterrey, N.L., Mexico, waiving any rights they may have to any other jurisdiction by reason of their present or future domiciles.

32.      MISCELLANEOUS PROVISIONS

         32.01. Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the word "person" will include any corporation, firm, partnership, or association. All monetary payments due and paid hereunder shall be paid in United States currency at Landlord's or Tenant Is address, as the case may be, or at. such other address as may be designated in writing by Landlord or Tenant, as the case may be, by written notice to the other party.

         32.02. The headings or titles to sections of this Agreement are not a part of this Agreement and will not affect the construction or interpretation of any part of this Agreement.

         32.03. Time is of the essence of each term and provision of this Lease.

         32.05. Subject to Section 10 of the Agreement, the terms and provisions of this Agreement are binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant.

         32.06. Except as otherwise expressly provided in this Agreement, all covenants and agreements to be performed by either party under any of the terms of this Agreement will be performed by such party at such party's sole cost and expense.

         32.07. In the event that Landlord or Tenant shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, delay by the other party, new or unexpected governmental regulations, delays by governmental authorities, failure of power, riots, insurrection, war, or other reason of a like nature not the fault of such party or not within its control, then performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay (collectively, "Force Majeure").
Nothing contained herein shall excuse either party from performing payment obligations due hereunder.

         32.08. Tenant agrees that at the expiration of the Lease Term (including any extension thereof), it will deliver to Landlord peaceable possession of the Premises. Except as provided in Section 1.02 above, no holding over by Tenant nor acceptance of the Base Monthly Rent or other charges by Landlord shall operate as a renewal or extension of the Lease without the written consent of Landlord and Tenant. Should Tenant hold over without the consent of Landlord, this Lease shall continue in force from month to month, subject to all of the provisions hereof and at a monthly rent equivalent to 120% of the last Base Monthly Rent applicable during the Lease Term.

         32.09. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture, or any other association between Landlord and Tenant other than the landlord-tenant relationship described herein.

         32.10. Whenever the term Premises is referred to in this Lease, it shall mean the land, the Building and any improvements thereon.

         32.11. Except as otherwise provided in section 2.04 Tenant may prior to the Commencement Date, without incurring any liability for payment for Base Monthly Rent, place and install Tenant's property in any part of the Premises or award contracts to others to install at Tenant's risk and expense, provided the foregoing does not cause undue interference or delay in Landlord substantially completing Landlord's Work.

         32.12 The parties agree that any monies due to one party by the other under this Agreement shall be paid in U.S. Dollars. For this purposes any costs and expenses incurred in Pesos Mx. Cy. that are to be reimbursed by one party to the other shall be converted into U.S. Dollars at the time such costs or expenses are incurred by applying the exchange rate applicable to such precise date as determined and published by Banco de Mexico.

         32.13. The Parties agree to execute and ratify before a notary public a Spanish translation of this Agreement, in order for the same to be registered at the corresponding Public Registry of Property and Commerce within thirty days after the date hereof. Ratification and registration costs shall be covered by Tenant and Landlord half and half.

         IN WITNESS WHEREOF, duly authorized agents respectively of Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first written above.


                 INMOBILIARIA NUEVO AEROPUERTO, S.A. DE
                 C.V.

                 (LANDLORD)



                 By: /s/  ADRIAN GONZALEZ LOZANO
                     -------------------------------
                     Adrian Gonzalez Lozano
                     Legal Representative

                 By: /s/  SERGIO GONZALEZ LOZANO
                     ------------------------------------
                     Sergio Gonzalez Lozano
                     Legal Representative





                 SMARTFLEX SYSTEMS DE MEXICO, S.A. DE C.V.
                 (TENANT)





                 By: /s/  WILLIAM L. HEALEY
                     ------------------------------------
                     William L. Healey
                     Legal Representative




                 By: /s/  GILBERTO GAMBOA CHAIDEZ
                     ------------------------------------
                     Gilberto Gamboa Chaidez
                     Legal Representative

                              [INSERT EXHIBIT "A"]

                                   EXHIBIT B

                         COMMENCEMENT DATE CERTIFICATE

Tenant hereby agrees and accepts possession of the Premises, the Building and any other improvements together with parking areas and landscaping as shown on the Site Plan. Therefore Tenant acknowledges receipt hereof and recognizes that the Substantial Completion of Landlord's Work has been fulfilled and completed as agreed in the Final Plans and Final Specifications on 1997, the Commencement Date.

The parties have executed this Commencement Date Certificate the ___________ of ____________, 1997.


INMOBILIARIA NUEVO AEROPUERTO, S.A. DE C.V.

By:
         Legal Representative



SMARTFLEX SYSTEMS DE MEXICO, S.A. DE C.V.

By:
         Legal Representative.

                                  EXHIBIT "C"


I.       Example:

         TOTAL VALUE OF INVESTMENT         =       US$2;477,169.23 Dlls.

                 multiplied by 0.13 =  $322,032.00

                 divided by 12      =  $26.836.00 (Base Monthly Rent)


II.      Example:

         TOTAL VALUE OF INVESTMENT         =       US$2;477,169.23 Dlls.

         minus scope of the substraction  =  US$477,169.23 Dlls.

         = $2;000,000.00 (New Total Value of Investment)

         multiplied by 0.13  =  $260,000.00

         divided by 12  =  $21,666.66 (Base Monthly Rent)

III.     Example:

         TOTAL VALUE OF INVESTMENT         =       US$2;477,169.23Dlls.

         Bid No. 1        =       200,000.00
         Bid No. 2        =       250,000.00
         Bid No. 3        =       150,000.00
         Bid No. 4        =       300,000.00
         Bid No. 5        =       275,000.00

         Bids Nos. 3 and 4 are eliminated.

         Bid No. 2 was the one accepted.

         250,000.00 + 20% of such amount (50,000.00)  =  300,000.00

         300,000.00 +2;477,169.23  =  2'777,169.23 (New Total Investment)
         multiplied by 0.13  =  361,032

         divided by 12  =  US$30,086.00 (Base Monthly Rent)

IV.      Example:

         TOTAL VALUE OF INVESTMENT         =       US$2;477,169.23Dlls.

         Bid No. 1        =       200,000.00
         Bid No. 2        =       150,000.00
         Bid No. 3        =       150,000.00
         Bid No. 4        =       300,000.00
         Bid No. 5        =       275,000.00

         Bids Nos. 3 and 4 are eliminated.

         Bid No. 2 was the one accepted.

         250,000.00 + 20% of such amount (50,000.00)  =  300,000.00

         300,000.00 + 2;477,169.23  =  2'777,169.23 (New Total Investment)
         multiplied by 0.13  =  361,032

         divided by 12  =  US$30,086.00 (Base Monthly Rent)

                                   EXHIBIT D




                      SPECIFICATIONS FOR SMARTFLEX PROJECT

                                    Content


         1.      Permits and Licenses.
         2.      Laboratory
         3.      Design Criteria
         4.      Preliminaries and Earthwork
         5.      Concrete
         6.      Floors and Slabs
         7.      Walls
         8.      Steel Structure
         9.      Roofing
         10.     Masonry and Finishes
         11.     Dock Levelers
         12.     Doors, Hardware and Windows
         13.     Civil Works
         14.     Fences
         15.     Landscaping
         16.     Plumbing
         17.     Sanitary Services and Fixtures
         18.     Heat Ventilation and Air Conditioning System
         19.     Hydropneumatic System
         20.     Electricity
         21.     Telephone Distribution System
         22.     Fire Protection System
         23.     Guard House
         24.     Clocks and Paging System
         25.     Process Equipment Installation
         26.     Others.

                               [STIVA LETTERHEAD]




1.       PERMITS AND LICENSES.

         o Permits and license related to the construction are included in the contract and they are LANDLORD's responsibility.
         o       CFE and TELMEX payments are not included in the quotation.
         o TENANT shall give the necessary assistance for the documents development which their manufacturing process could be involved.

2.       LABORATORY.

         o The cost of the soil analysis and concrete testing are included in the proposal, but TENANT has the right to request another kind of testing, if the result is negative, LANDLORD will pay for the cost of the test and the corrections. If the result is positive the charge will be to TENANT.


3.       DESIGN CRITERIA.

         o All drawings will be presented to TENANT for construction authorization including the Design Criteria used for engineering.
         o The mentioned scope will be the base for the performance of the drawings. Any change will be considered after the approval and handled through a Change or Field Order.
         o The approval will be carried out by Landlord and the authorization by TENANT's representative.
         o Mexican codes and Architectural American Standards will be considered for the design.
         o The drawing that does not have the sign "Approved for Construction" and the signatures of the persons above mentioned, will NOT be considered for its execution.


4.       PRELIMINARIES AND EARTHWORK.

         o This item includes clearing the property of bushes, etc. Remove the top soil (black) from the area where the building will be located, the depth of this cut will be 12" max.
         o The fill material will be approved clay material without rubbish, weeds, etc. The acceptable material will be placed in layers (8" max.) to require sub-grade elevations.
         o The compacted fill will be 95% Proctor for under slabs soil and 90% for foundations.

                               [STIVA LETTERHEAD]





5.       CONCRETE.

         o All structural concrete will be 2,850 psi (200 Kg/Cm2) except for those elements that the design asks it. All concrete will be ready mix and meet the Mexican Norm NOM C-155, Clase "A".
         o Concrete for minor work might be mixed at the site in power mixer.
         o The concrete will be tested periodically according to the ACI 318'83 (Spanish version) section 4.7 "Evaluation and Acceptance of the Concrete", part 4.71 "Testing Frequency" (For English version see ACI 301-84, Chapter 16).
         o       The steel reinforcement will be 47,000 psi (4,200 Kg/Cm2).
         o Special foundations for manufacturing equipments, cranes and stamping press are NOT included. Everything under this section will be performed according to the drawings and calculations for this work.

6.       FLOORS AND SLABS.

         o For the Plant area, the floor slab will be 5" thickness with welded wire mesh 66/10-10; design load capacity shall be 2,000 to 2,500 K/sm, diamonds 40 x 40 inches on every column with all construction and expansion joints according to the design and with a tolerance of 1/8" every 10'. The final finish considered is polish-(The poliurethane sealer is not considered)
         o For the offices, the floor slab will be 4" thickness and welded wire mesh 66&10-10 and rustic finish (NO sealer).

7.       WALLS.
         o Perimeter walls will be 4" precast concrete fc=2850 psi (200 kg/cm2) panels with steel reinforcing bar designed to support a wind load of 70 miles/hour.
         o For the offices, the interior walls are sheetrock panels, at 9' height as per approved shop drawings.



8.       STEEL STRUCTURE.

         o Steel trusses and joist, fabrication in accordance to AISC Specifications and as indicated in the approved shop drawings.

                               [STIVA LETTERHEAD]




         o       The Structural design load considered for the building is:

                 o        Roof dead load                    o       2.5 PSF (root panels and joist)
                 o        Collateral load                   o       8 PSF
                 o        Live load                         o       20 PSF
                 o        Wind load                         o       70 MPH


         o       The clear minimum height will be 20' (6 m) to bottom of joist.
         o       All structural steel will have shop primer paint (gray).
         o The fabrication, erection. welding, etc., will be according to the normal standard practices procedures.



9.       ROOFING.

         o Roof system will consist of a 24 gauge galvanized, ribbed (standing seam) roof (UL 90 wind uplift rating). Insulation will be 3" fiberglass blanket fastened to deck by means of wire mesh (R=10)
         o       Downspouts 6" PVC pipe.
         o       The roof shall have a ten (10) years factory guarantee,
         o Storm water will be channeled to the streets and then by gravity outside the property, The slope considered is 3%.
         o       Skylights and smoke vents are NOT included.


1O.      MASONRY AND FINISHES.

         o       The perimeter walls will be latex paint.
         o There will be no type o insulation considered on the interior concrete block walls, The following are the main finishes considered for the project.


         --------------------------------      -----------------------------------------
                 FINISH                            AREA
         --------------------------------      -----------------------------------------
                 FLOORS
         Ceramic tile Daltile or similar.          Bathrooms Cafeteria and offices.
         Carpet: Terza model Trend or
         similar                                   Offices area
         --------------------------------      -----------------------------------------

                               [STIVA LETTERHEAD]




         Concrete polish finish                    Warehouse and production area
         -----------------------------------------------------------------------
         WALL BASE

         4" Rubber base Johnsonite or
         similar                                   Offices & cafeteria
         -----------------------------------------------------------------------
         WALLS
         Berel Latex Paint or similar.             General Offices.
         Berel Latex paint or similar              Interior Manufacturing area
         Sherwin Williams exterior latex           Exterior walls
         paint
         -----------------------------------------------------------------------
         CEILINGS
         Armstrong model Minaboard                 Offices area and bathrooms.
         Fissured 755B 2'x4' or
         similar
         (At 9' elevation)
         -----------------------------------------------------------------------


11.      DOCK LEVELERS.
         o 2 (two) Dock levelers 6'x6' 20,000 Lb capacity, Blue Giant model A788 or equal approved. Operating range 12" above/below dock level counter balance springs with solid steel positioning roller & roller bearings, 55,000 PSI high yield steel platform & structure, continuos piano type hinge with front header plate boxed structure with "C" channels gusseted at front and rear headers, and bumpers included.

12.      DOORS, HARDWARE AND WINDOWS.

         o 10 Hollow metal personnel doors, 3' x 7', for dock service and fire exit, includes: 20 Ga. steel door, 16 Ga. steel frame, MONARCH 19-R-BA exit only panic bar with 3 Hager hinges 4"x4" model 700 in each door.
         o       2 Roll-up doors, galvanized, manual operation, 8'x 10'.
         o 33 Solid Wood doors with metallic frames in the interior offices with 3 Hagger hinges 4"x4" model 700i in each door.

                               [STIVA LETTERHEAD]





         o       28Doorlock Schlage model Orbit A53PD/626.
         o       1 (one) 3'x 7' door anodized bronze aluminium.
         o Windows 4' tall x 16' wide standard 2"x 4" anodized bronze aluminium framing storefront system bronze tinted glass.
         o       16 Door closers 1460 P LCN closers
         o       Push plates Hagger stainless steel, Model 30 S. beveled
         o Door pulls stainless steel round 3/4" dia., base / 2 1/4", protection 1 1/2" clearence

13.      CIVIL WORKS.

         o Access roads an Parking lots will be compacted backfilling 95% proctor, 6" gravel base compacted 95% proctor, asphalt coating on top 1 lt/m2 asphalt concrete 2" as finish.
                          o For the pavements it is considered the following criteria:
                          o       Auto parking 2" (5 Cm) asphalt concrete plus
                                  6" base.
                          o Dock area 6" concrete pavement, for trailers. concrete 2,850 psi (200 K/Cm2), reinforcement as per final design.
         o The sidewalks will be 4'wide (1.20 M) 4" (10 Cm) thickness concrete 2143 psi (150 K/Cm2). Curbs and painting are also include.
         o Grading will be done in accordance with the final approved drawings.

14.      FENCES.

         o Chain link fence around the property 2.10 m (7") height and barbed wire.
         o Architectural fence in the front of the property with automatc door gate at the principal entrance.


15.      LANDSCAPING.

         o For landscaping it has been considered San Agustin grass, ornamental bushes and trees, as per shown in final design, with irrigation system with automatic controller. Landscaping areas will be as per final design.

                               [STIVA LETTERHEAD]





16.      PLUMBING.

         o For sanitary work below the floor, it will be provided service P.V.C. pipe and fittings schedule std.. For exterior work concrete pipe will be used with the protection norms required.
         o Copper piping type "M" with soldered fittings will be used for the water system. This is below and above ground. Urrea or equal will be used for gate and ball valves.
         o       Deep well and cistern is included in the cost,
         o       Hot water supply is not included.

17.      SANITARY SERVICES AND FIXTURES.

         o Sanitary fixtures will be Lamosa or equal. All toilets will be white color and floor mounted, and the urinals, also white, will be flush valve operated. All accessories will be Urrea or equal,
         o The toilet partitions will be plastic laminated ceiling hung type in accordance to final design.
         o       The fixtures considered are :

                 FIXTURE                       QUANTITY
         ----------------------------------------------------
         Waterclosets Lamosa model                15
         Urinals Larnosa model Austral             3
         Lavatories undermount Vermax Parchment    8
         CE
         Lavatories faucets MOEN LEGEND 4420       8
         Coffe bar sink MOEN 22827                 4
         Cleaning sink                             1
         Soap dispenser Bobrick B                  8
         Paper towel dispenser Bobrick B-262      15
         Toilet tissue dispenser Bobrick B-288     4
         Mirrors BOBRICK B-165                    15


18.      HEAT VENTILATION AND AIR CONDITIONING SYSTEM.

         o   Air package units system for all the area.
         o   Design temperatures as follows:  72 [degrees] F Office areas
                                              78 [degrees] F Manufacturing area.

                               [STIVA LETTERHEAD]




         o       Designed cooling capacity
         o       160 total refrigeration tons are considered
         o Fan system installed in walls to supply and exhaust air into receiving and shipping areas with capacity to change the bottom of 10' or air 5 times per hour automatically actived by a thermostat is included.
         o Offices and Cafeteria ductwork is galv. steel and insulated with fiberglass 1" blanket.
         o Exhaust air systems will be provided and installed by LANDLORD as required in toilet rooms.
         o All grills and diffusers will be aluminum, Sereli or similar, thermostats and controls are included.

19.      HYDROPNEUMATIC SYSTEM.

         o It has been considered for giving presure to the piping water of domestic usage, (not for process water) and the system includes: Galvanized steel tank cap 109 gals., two pumps 5HP, and a 7.5 HP motor.
         o       The work pressure is 40 PSI to 60 PSI.
         o Electrical controls for automatic control of the system including magnetic starter at full voltage combined with thermomagnetic switch for control and protection of the motors connected at 440 volts



20.      ELECTRICITY.

         o The main service will be 34,500 volts, as determined by CFE with provision for CFE metering equipment. going underground with 3-35kv-100% insulation XLP 1/0 XLPE cables from the CFE connection at the property limit to the primary switchgear .
         o The primary switchgear, Including lightning arrestors, cooper bus work, connections to ground loop high voltage cable terminations. Switchgear to have covers and doors and windows for visual examination of switch position with external switch operators.
         o Two (2) 1000 KVA 480 /277 volts oil filled transformers close coupled to switchgear and connected to the main low voltage panels by conduit in pad.
         o Transformers shall have oil level gauge, temperature gauge, two 2 1/2% taps (full capacity) above and below rated rated primary voltage and standar pipe connections for sampling filterinf etc.connect each to ground loop.
         o The transformers of the substation are going to be mounted in a concrete pad just outside the building.
         o       Transformers brands will be PROLEC or equal approved.
         o One of the two main low voltage panel will be Square D or equal and shall be 480 volts, 3 phases, 4 wire and ground 60hz NEMA-1 and will consist of:
                          o       One main breaker of 3 x 1500 amperes and 42
                                  poles for plant power connections.
                          o       1 termomagnetic branch breaker 3 x 400 amps

                               [STIVA LETTERHEAD]





                          o       1 termomagnetic branch breaker 3 x 70 amps
                          o 1 termormagnetic branch breaker 3 x 40 amps 1 termomagnetic branch braker 3 x 15 amps.

         o The other main low voltage panel will be Square D or equal and shall be 480 volts, 3 phases, 4 wires and ground 60 hz NEMA-1 and will consist of:
                          o One main breaker of 3 x 1500 amperes and 42 poles for plant power connections
                          o The plant lighting panel shall be type "NHDP" 480/277 volts, 100 amps, 3 phases, 4 wire and ground with 42 poles Federal Pacific Trademark with the following termomagnetic branch breakers:
                                           -       12type "NEG" 1x20 amps.
                                           -       5 type "NEG" 1x15 amps.
                                           -       2 type "NEG" 3x15 amps.

         o The office lighting panel shall be type "NALP" 220/127 volts, 100 amps, 3 phases, 4 wire and ground with 30 poles Federal Pacific trademark with the following termomagnetic branch breakers
                                           -       23 type "NA" 1x20 amps.
                                           -       2 type "NA" 2x3O amps.

         o One M.C.C panel for HVAC units. Panel shall be 480/277 volts, 3 phases, 4 wire and ground 60 HZ NEMA-1, main breaker 3 x4OO amps, and 4 termornagnetic branch breaker 3 x 125 amps.
         o All wire shall to be THHN/THWcopper, all conduit exposed to forklift damage to be rigid. Ground wire in all conduits runs sized per table 250-95 of NEC. All conduits run except main service to be overhead.

                 LIGHTING.

         o       The lighting levels will be as follows:


                 AREA             FOOT CANDLES
                 ---------------------------------------
                 Plant Area       50
                 Office Area      70

         o There will be 120 V. lay-in fluorescent fixtures in all offices, to provide 100 FC at work surfaces, and for manufacturing area illumination of 400 W metal halide.
         o Fluorescent lamps manufacturers will be Lithonia, or equal approved.

         o Metal Halide fixtures and lamps manufactured by Lumisistemas, including flexible wiring. Labor and miscellaneous by LANDLORD.
         o Outside lighting on plant and parking lot 1.5 f.c. level with high pressure sodium vapor. 175 W. "Wallpacks", fixtures and lamps manufactured by Lithonia. Labor and miscellaneous by LANDLORD.
         o Exit lights above doors will be provided. Also installed one 4OW fluorescent emergency night light battery emergency lighting for manufacturing and offices areas.
         o Duplex receptacles for all offices, meeting, conference, training and demo area walls, also dedicated split duplex receptacles in all coffee stations will be as shown on final design drawings.

                 OTHER APPROVED BRANDS.

         a.      Cable:           Conductores Monterrey, or equal approved.
         b.      Conduit piping:  "Conduit de Mexico"
         c.      Cable Trays:     Crouse Hinds.



21.      TELEPHONE DISTRIBUTION SYSTEM.

         o Telephone distribution will be according to the final layout, and includes all necessary conduit, boxes and registers with pull-in wire to all desk and areas requiring the service as indicated in the general layout approved by the Owner.
         o       The telephone wiring and the equipment are NOT included.



22.      FIRE PROTECTION SYSTEM.

         This includes:
         o       Manufacturing area density 0.10 GPM/1500 SQF (Light Hazard
         o       Offices area density 0.10 GPM/1500 SQF (Light Hazard
         o       178 Sprinklers in roof manufacturing area
         o       94 Sprinklers in offices area.
         o       4 Interior hose stations.
         o       1 Diesel Engine Fire pump 500 GPM 100 PSI & jockey
         o       1 40,000 gallons bolted tank

                               [STIVA LETTERHEAD]





23.      GUARD HOUSE.

         o       One 10'x10' is included.

24.      CLOCKS AND PAGING SYSTEM.

         o For these systems were considered Conduit boxes, registers, and pul-in wire, labor and materials. Clocks and Paging equipment are NOT in the scope.

25.      PROCESS EQUIPMENT INSTALLATION.

         o Equipments and labor for Manufacturing area, Motor control centers, Panel Boards for Main Power have NOT been included in the scope


26.      OTHERS

         o Although these specifications are the base of the project TENANT will have the right to change or make additions for the hereof mentioned. For that case, LANDLORD shall provide the extra cost or the saving, for approval, and proceed after this.
         o Previous to the starting date, LANDLORD and TENANT will appoint the persons that will be in charge of the Construction and Design, who will have the responsibility for the project decisions.

                               [STIVA LETTERHEAD]

                                   QUOTATION

                                QUANTITY        UNIT    U.P.            AMOUNT
                                                        USD             USD
FIXED VALUE WORK:
LAND                            123,347         FT2           3.58        440,966
MANUFACTURING BUILDING           42,000         FT2          11.07        464,940
OFFICES                          26,000         FT2          25.21        655,460
LOADING DOCKS                         2         PC       16,570.28         33,141
PARKING LOT                      57,856         FT2           1.41         81,461
EXTERIOR WORKS                        1         LOT     100,746.36        100,746
CONSTRUCTION PERMIT                   1         LOT      11,000.00         11,035
SUBTOTAL FIXED VALUE WORK                                               1,787,749
VAT                                                                       202,018
TOTAL FIXED VALUE WORK:                                                 1,798,784

VARIABLE VALUE WORK:
ELECTRICAL SUBSTATION             2,000         KVA         110.46        220,924
ELECTRICAL INSTALLATION               1         LOT      78,818.52         78,819
PLUMBING                              1         LOT      22,587.40         22,587
HVAC                                160         TON       1,221.81        195,490
FIRE PROTECTION                       1         LOT     171,600.00        171,600
SUBTOTAL VARIABLE VALUE WORK:                                             689,420
VAT                                                                       103,413
TOTAL VARIABLE VALUE WORK:                                                861,020

                                   EXHIBIT E

                          FINAL COMPLETION CERTIFICATE

Tenant acknowledges that Final Completion of Landlord's Work has been fulfilled and completed as agreed in the Final Plans and Final Specifications on _________ 1997, the Commencement Date.
The parties have executed this Final Completion Certificate the ______ of _____, 1997.

INMOBILIARIA NUEVO AEROPUERTO, S.A. DE C.V.

By:

         Legal Representative



SMARTFLEX SYSTEMS DE MEXICO, S.A. DE C.V.


By:

         Legal Representative.

                                  EXHIBIT "F"

                         AMICABLE RESOLUTION PROCEDURES


1. Landlord and Tenant shall seek friendly resolution to any bona fide disagreement arising out of the Landlord's Work, (hereinafter a "Disagreement"), in accordance with this exhibit. Landlord and Tenant shall try to accommodate the Disagreement to a friendly, fast track, business oriented procedure (the "ARP"). To the extent possible and practicable, Landlord shall continue with all Landlord's Work in accordance with the Final Plans and Final Specifications during anv pending ARP. If the Disagreement involves the performance of certain portion of the Landlord's Work that would make the continuation of such portions of the Landlord's Work impracticable, then Landlord shall continue with all Landlord's Work not affected by the Disagreement. The ARP shall be carried out as provided hereunder and any failure to reach resolution under the ARP shall entitle either Landlord and/or Tenant to cause the dispute to be submitted to binding arbitration under the terms of Clause Thirty-One of the Agreement.

2. Should any Disagreement arise, Landlord and Tenant shall commence the ARP by notifying the other party in writing of the Disagreement and by appointing their respective representatives (the "Management Representatives"), who shall have authority to negotiate a settlement on behalf of Landlord and Tenant, respectively. The Management Representatives shall be appointed within three (3) calendar days of the original notice of the Disagreement.

3. No later than five (5) business days following their appointment the Management Representatives will mutual select and appoint to act as a neutral mediator, a mutually acceptable engineer or architect, duly licensed in Mexico, who shall have the qualifications and who shall perform the functions stated in this ARP (the Neutral Mediator"). If by the aforementioned date, the Management Representatives have not agreed on who will act as Neutral Mediator, then Landlord and Tenant shall submit the Disagreement to the Chamber of Construction Industry located in Monterrey, N.L. who shall appoint such Neutral Mediator within a period of five business days from the date a request is made by either of the parties.

4. Within a ten (10) business day immediately following the appointment of the Neutral Mediator, a formal meeting (the "Formal Meeting") will be held before a panel consisting of the Neutral Mediator and the Management Representatives. The Formal Meeting shall be held at the place and time selected by mutual agreement of the Management Representatives within such ten
(10) business days of the appointment of the Neutral Mediator, and if the Management Representatives cannot agree upon the place, then the place will be selected by the Neutral Mediator, The Formal Meeting shall be supervised and conducted by the Neutral Mediator, and shall have a duration of not more than forty-eight (48) hours.

5. No later than five (5) business days prior to the Formal Meeting, the Landlord and Tenant shall exchange, through their Management Representatives, and shall submit to the Neutral Mediator, concise memoranda stating the issues in disagreement and their position in such respect, as well as all documents and exhibits on which the parties intend to rely during the Formal Meeting. Such memoranda documents and exhibits shall be in English Language.

6. During the Formal Meeting, each Management Representative will make an oral presentation of its case, and each Management Representative shall be entitled to a reply. The presentations and replies may be made in any form, and by any individuals, other than the Management Representatives, as desired by Landlord and/or Tenant, and may be supported by any of, but only, the memoranda, documents and other exhibits submitted in accordance with Section 5. hereof. The use of witnesses and experts shall be permitted. Presentations may not be interrupted, except that the Neutral Mediator and the Management Representatives may ask clarifying questions. The meeting shall not be recorded, however, persons attending may take notes. Each Management Representative may have not more than two (2) advisors (plus one interpreter, if applicable) in attendance.

7. During the Formal Meeting, the Management Representatives shall make all reasonable efforts in good faith to seek a resolution to the Disagreement, to which effect they shall meet one or more times, as necessary, within the forty-eight (48) hour period set forth hereinabove. By mutual agreement, other representatives representing either side may be invited to attend the negotiations. The Neutral Mediator will attend the negotiations and will give an oral opinion as to the issues raised during the Formal Meeting.

8. Should the Management Representatives not reach a resolution on the Disagreement, then within a term of forty-eight hours following the conclusion of the Formal Meeting, the Neutral Mediator shall submit to the Management Representatives a written proposal which shall contain an opinion on the issues involved in the Disagreement and a bona fide, proposed, amicable resolution, settlement and/or compromise of the Disagreement.

9. Should the Management Representatives finally reach a resolution to the Disagreement, then the terms of any settlement thereof shall be set forth in a written agreement (the Resolution Agreement), which shall be executed by the Management Representatives not later than twenty- four hours after the later to occur of (i) the conclusion of the Formal Meeting, or (ii) the submitting of the Neutral Mediator's written proposal mentioned in Section 8 hereinabove (or if no written proposal is submitted by the Neutral Mediator within 48 hours of the conclusion of the Formal Meeting, then upon the expiration of such 48 hours period after the Formal Meeting). If the Management Representatives fail to sign a Resolution Agreement within the time period in this Section 9, then the Disagreement will be submitted to the arbitration provisions of Clause Thirty-One of the Agreement. The Resolution Agreement shall be final, and legally binding on Landlord and Tenant.

10. The ARP is not intended to last more than twenty (20) business days from start to finish and any Disagreement that has not resulted in a Resolution Agreement within twenty (20) business days, may be submitted by either party to binding arbitration under Clause Thirty-One of the Agreement. Further, if three
(3) or more consecutive Disagreements fail to result in a Resolution Agreement, then, in such event, either party can avoid the ARP and submit the Disagreement directly to arbitration under Clause Thirty-One of the Agreement and thereafter, no further ARP shall be conducted, unless by the mutual consent of the parties.

11. If arbitration under Clause Thirty-One of the Agreement must follow the ARP, the parties herein agree in good faith to shorten the periods of the arbitration procedure in order that the arbitrators be able to render an award not later than on the 15th of July of 1997.

                                   EXHIBIT G
                                 PARK'S BY-LAWS

                               [STIVA LETTERHEAD]





                            PROTECTIVE COVENANTS AND
                               RESTRICTION BYLAWS

With the only intention and purpose to create, develop and maintain a world class industrial development, with a healthy, efficient labor atmosphere, an orderly neat, clean work environment with an attractive image and appearance, the following protective covenants and restriction bylaws are established same that are binding and of strict observance for all present and future owners, lessees or tenants of any property, land or building within the limits of the "STIVA AIRPORT INDUSTRIAL PARK", (from here on, stated as "THE PARK") a development authorized and officially recognized by the Secretary of Urban Development of the State of Nuevo Leon, Mexico.

                                     BYLAWS


FIRST:

All bylaws here stated are recognized and accepted of conformity by all owners and tenants of "THE PARK" and form part of their legal documents of property or lease. All modifications or changes made to the original Bylaws by this document will substitute and take the place of the previous one.


SECOND:

The "owners, tenants and neighbors committee" (from hereon stated as "The Committee") is constituted with the objective to supervise and assure the strict compliance of "THE PARK" PROTECTIVE COVENANTS and restriction bylaws as well as to cooperate and actively participate in creating and maintaining an industrial environment suitable for world class operations for which "THE PARK" was developed.

All actual or future owners and tenants of "THE PARK" have to become and form part as active members of "THE COMMITTEE" and have the obligation to assist and participate in all meetings that "The Committee" convenes to.


THIRD:

The subscribers of the present bylaws that have the status of owner in the park, must subscribe to a Civil Association which main purpose is to manage and to pay the maintenance of the common areas in the park, as well as the tax payments required from the Federation, the State and the Municipality. Renuncing to what is established in the Article 2573 and have the obligation to form part and to participate in this association the longest they remain owners of the real estate property in the park.

                               [STIVA LETTERHEAD]





FOURTH:

The subscribers of the present bylaws are obligated to make known the bylaws, and the obligation to form part of the Civil Association to the new owners in the case of transferring the real estate properly by any mean or title.


FIFTH:

Under no conditions whatsoever must the industrial operations in the field of basic chemical industry, heavy industry or similar be located within the subdivision. Only the location of light and clean industrial operations which are capable of carrying out their manufacturing, management, warehousing, engineering, research, loading, unloading, handling and other functions with the limits established by these protective convenants and Restrictions.



SIXTH:

No buildings or industrial installations shall be constructed at least (6.00) meters from the street line where the property adjoins a street if the depth of lot is less than (8.00) meters, and (10.00) meters if more than (80.00) meters or five (1.00) meters from any other adjacent properly, on the boundary of the lots with streets and avenues, sidewalks shall be built of concrete or an equivalent material and in no case its width will be less than one meter.

Land utilization shall not be more than 80% of the total area of the property land for actual or future buildings. The total constructed, under roof covered areas of the buildings shall not be less than a 10% of the size of the lot.


SEVENTH.

The part of land left in front of the buildings, between the buildings itself and the street, shall be developed and kept in such a way as necessary to present a clean and attractive appearance. Such areas shall be covered entirely by sidewalks, paved areas for the circulation of vehicles, landscaping, decorative fillings of gravel or similar materials, or decorative constructions compatible with the overall architectural style of the facade of the building, provided that the design for such decorative construction is previously approved by "THE PARK".

The land left behind or to the sides of the building shall be kept clean of any litter, waste, weeds or any other articles, and/or materials and shall be leveled free of ditches, excavations or mounds, unless they serve a decorative purpose previously approved by "THE PARK".

                               [STIVA LETTERHEAD]





EIGHT:

The parking of trucks, buses or industrial vehicles in front of buildings is forbidden. Vehicles of this type shall be parked invariably to the rear or to the sides of the buildings.


NINTH:

Open air storage of buildings is forbidden whether it be of merchandise, products, machinery, parking material or any other items, unless such storage is perfectly covered in all directions by panels, grills or screen of appearance previously approved by "THE PARK".



TENTH:

It is forbidden to use the land or buildings located within "THE PARK" to conducted activities that have as a result the following consequences, in amounts or levels that can be detected at the limits of the lot used by that industry and are in violation of the regulations of S.E.D.U.E. (The Secretariat of Urban Development and Ecology) or any local municipal rule:


         A.-     The emission of dust and/or objectionable smoke.

         B.- The generation of gases, vapors, and odors which either are hazardous to health or create a public nuisance problem.

         C.- The production of noises, vibrations and/or radiation that create either hazards to health or public nuisances.


ELEVENTH:

It is forbidden to conduct within "THE PARK" any operations generating luminosity of high intensity, unless they are insulated in such a way as to avoid any discomfort to anybody who could see them from any point where such operation is located.

                               [STIVA LETTERHEAD]





TWELFTH:

It is forbidden to discharge to the sewage lines within "THE PARK" any substances, wastes or effluents in amounts in excess of limits established by regulations issued by S.E.D.U.E. (The Secretariat of Urban Development and Ecology), or any other which may be issued by any local municipal sewer authority.


THIRTEENTH:

If considered necessary by "THE PARK" to follow and comply with the regulations above mentioned, a water treatment process should be installed before disposing the wastes or effluents into the park's sewer lines by the company involved in such situation, covering by the same all expenses and permits.


FOURTEENTH:

When judged necessary and to protect all the workers and personnel against the spread of any infection or plague, "THE PARK" will urge any of its members to disinfect and/or fumigate the insides and outsides of its land, building and installations as determined by each case.


FIFTEENTH:

The placement of signs, displays or advertisements on the lots of land or buildings, within "THE PARK" will be allowed only if such signs, displays or advertisements have the exclusive purpose of identifying the corporation using such lot or building, either through lease or ownership. Such signs, displays and advertisements shall be only of the general specifications established by "THE PARK" accepting also the emblems, logos, monograms or trademarks generally used by the corporations located in "THE PARK" it is forbidden to paint any signs of the roof of buildings, or to place signs which may exceed the height of the main facade in a building.

SIXTEENTH:

In no case, the construction, expansion, or demolition of a building or any other installation, shall be started if "THE PARK" has not previously granted its authorization in writing to do so, however, such authorization shall not be unreasonably withheld, nor may authorization be defined if the landowner is in compliance with the other clauses herein.

SEVENTEENTH:

The overall external appearance of buildings shall be kept in a clean, orderly condition. The exterior painted surfaces snail be repainted at least every three (3) years.

                               [STIVA LETTERHEAD]





EIGHTEENTH:

Absolutely all members of "THE PARK" and of "THE COMMITTEE" that have an economical activity within the limits of "THE PARK", shall seriously commit themselves to avoid to hire or contract any person that had previously worked with any other company of "THE PARK" or member of "THE COMMITTEE" during the past six months and to report the situation to the committee and/or to the other company involved.

This bylaw shall be taken as an internal obligatory policy of the hiring procedure with the objective to avoid as possible any situation that would negatively affect the turnover rate of any or all of the members of "THE COMMITTEE" of "THE PARK".

NINETEENTH:

The company or the property owner that has acquired a lot in this park and specially those who are located in the perimetral area, will be obligated through this document to not allow or authorize other land neighbors different from the tenants of the "STIVA AIRPORT INDUSTRIAL PARK" to connect to its infrastructure net and utilities service, under any reason or circumstance. If the tenant fails to observe this clause, a penalty from THE COMMITTEE of owners and neighbors of the STIVA AIRPORT INDUSTRIAL PARK will be imposed and, independently of the procedure of legal action that will be executed against that or those who allow such connections over the STIVA AIRPORT INDUSTRIAL PARK OR THE COMMITTEE.

TWENTIETH:

An annual maintenance fee is established for all members of "THE COMMITTEE" the quantity established is to be contributed per advance during the first two weeks of January of the same year. These contributions are to be administrated and managed by THE CIVIL ASSOCIATION the use of these contributions are strictly for the maintenance of the public service infrastructure and the good keeping of streets, lawns and sidewalks as well as to maintain and improve the security, safety and good appearance of "THE PARK".


TWENTYFIRST:

The subscribers of the present bylaws that have the status of owners, lessee, or other similar title, are obligated to pay to the Civil Association mentioned in bylaw Third, by way of conventional penalties, the followings which amount at the time to be charged will integrate to the maintenance fund of the park.

a) for delay, in case of failure to pay on time the annual maintenance fee that is eferred in bylaw twentieth, interest on the due balance at a rate of two times the CPP (Percentage Cost Average) published every month by Banco de Mexico.
b) the nonobservance of any of the other dispositions or bylaws that contains the obligation of do or not to do and not just ordinary facultatives, will raise a fine that will be calculated at a rate of $1.00 (one peso 00/100 M.N.) daily, for every square meter of land surface of a lot owned or used by the infractor, during all the time that runs without solving satisfactorily the nonfulfillment.


TWENTYSECOND:

The subscribers of the present bylaws that have the status of owners, in "THE PARK", are obligated to the following: In case that the Federal Authorities, the State of Nuevo Leon and the City, decree or enact any type of tax as obligatory for the execution of development works in the nearby or adjacent areas to "THE PARK" Or that by any title turn out obligatory for the property owners situated in the territorial limits involving total or parcially the location of "THE PARK"; are obliged to pay in proportion the respective tax in correspondence to the land surface owned from the total extension of "THE PARK".

"THE COMMITTEE" expressly reserves for itself the right to change these protective convenants and restrictions at any time, in regards to the land that "THE PARK" OWNS AT THE DATE, provided that such changes do not result in harm or damage to the industries previously located within the park limits, if such changes or modifications may in any form affect the operations of companies previously located in "THE PARK" will be implemented only if the affected companies grant their approval in writing to those changes.

In all cases in which (according to these protective convenants and restrictions): "THE COMMITTE" reserves for itself the right to authorize, approve and/or accept, it is specifically agreed that such authorizations, approvals and/or acceptances will be valid only if they are granted in writing by persons with specific power of attorney from the "THE COMMITTEE", such authorizations, approvals and/or acceptances shall not be unreasonably defined.

In case "THE COMMITTEE" does not deliver a negative answer to the request for authorization, approval or acceptance within 30 calendar days after receiving such a request in writing, the request for authorization, approval or acceptance shall be considered as granted. The application and interpretation of these protective convenants and restrictions will be regulated by the laws of the State of Nuevo Leon, supplemental to the different federal laws and regulations as pertaining to specific aspects of industrial operations, including but not limited to the laws and regulations of safety and industrial health, pollution, public roads and similar provisions.

Pertaining to construction matters, it is specifically understood that these protective convenants and restrictions surpass the requirements of the constructions code for the city of Monterrey, but all requirements of such construction code shall have to be complied with, in case of any controversy on the content, interpretation and/or application of these protective convenants and restrictions, the parties agree to submit to the jurisdiction of the courts in the city Monterrey state of Nuevo Leon.

These protective convenants and restrictions will remain in effect indefinitely and can only be canceled or modified by "THE PARK" or by a group of individuals or entities owning at least seventy-five percent of the total area of "THE PARK".

                              EXHIBIT H. UTILITIES





                        *WATER. 8 Liters/Sec.  Capacity





                                POWER. 2000 KVA



                         *TELEPHONE. 30 External lines
                            Fiber optics availables.

                                   EXHIBIT I



                             CALL OPTION AGREEMENT





THIS AGREEMENT, made and entered into this 17th day of November 1996, by and between Inmobiliaria Nuevo Aeropuerto, S.A. de C.V. ("Grantor") and Smartflex Systems de Mexico, S.A. de C.V. ("Grantee"), pursuant to the following.



                                   STATEMENTS


Both parties state that:

         I. They have executed in this same date a lease agreement (the "Lease Agreement") providing for a lease over a piece of real property (land and building) located in Avenida TLC no. 300, Parque Industrial Stiva-Aeropuerto, Apodaca CP 66600, N.L., Mexico, identified as the "Property" in Exhibit "A" attached hereto and made a part hereof (hereinafter referred to as the "Property"). Grantor's title to the Property is evidenced by Public Deed number 19,735, granted on June 9, 1983 before Fernando Arechavaleta Palafox Notary Public 27 in Monterrey, N.L., which was recorded at the Public Registry of Property and Commerce of Monterrey, N.L., on August 19, 1983, under number 539, volume 31, book 12, Section of Real Estate Property, Apodaca Unit.

         II. As part of the bargain in connection with the Lease Agreement they agreed to enter into this Agreement in order for Grantor to grant in favor of Grantee a call option right to purchase the Property in accordance with the terms set forth herein.



                                    CLAUSES


1.       Granting of Call-Option Right.

         Notwithstanding anything to the contrary contained herein or in any third party's offer, Grantor hereby grants to Grantee a call-option to purchase the Property and any constructions and improvements that may be erected or made on or to it in the future (the "Option") , which Option may be exercised at any time from this date and until November 17, 1998 (the "Option Term"). The terms and conditions of the option shall be:

         (a) At any time within the Option Term, Grantee may elect to exercise the Option to purchase the Property from Grantor.

         (b) Should Grantee elect to exercise the Option, it shall give notice in writing (the "Option Notice") to the Grantor no later than the last day of the Option Term.

         (c) The purchase price in case Grantee exercises the Option shall be calculated pursuant to the provisions of Exhibit "B" attached hereto and made a part hereof.

         (d) Grantor shall execute the transfer and sale of the Property to Grantee by making, executing and delivering a public deed containing full covenants of warranty and conveying absolute, good and marketable title to the Property, free and clear of any liens, charges, encumbrances, mortgages or other similar limitations, not later than thirty (30) days after Grantor receives notice from Grantee of its election to exercise the Option.

         (e) During the term in which the Option may be exercised by Grantee, Grantor undertakes to keep the Property free and clear of any mortgage, lien, encumbrance or any other limitation of property rights, and not to transfer or make any attempt to transfer title to or any possession or use rights to the Property or any part thereof to any third party.


2.       Terms and Conditions of Purchase.

         (a) If the Option is exercised by Grantee, Grantor shall take any actions needed for the obtention of any approvals and/or the preparation and filing of the proper parcel maps or any other documentation that may be required.

         (b) The Grantor shall, at its own expense, provide Grantee with such proof of title to the Property, as Grantee may reasonably require within fifteen (15) days of Grantee's option Notice. The Grantee shall have the right to examine the title to the Property and to accept the same if the title is good and marketable. In the event the title to the Property is not good and marketable as aforesaid, or if there is a defect to the title, the Grantee shall notify the Grantor in writing of such objections, and the Grantor shall have a reasonable time, but not in excess of fifteen (15) days, in which to make title good and marketable and to remove such defects. The Grantee shall have the right, but not the obligation, to grant Grantor additional time to correct objections to title, or to cancel the Option in whole or in part, without prejudice of any remedies it may have in accordance with this Agreement or any applicable law.

         (c) Within fifteen (15) days of the date Grantee delivers the Option Notice to Grantor, Grantee shall designate a place and a time to hold the closing of the corresponding purchase and sale agreement under this Agreement; provided, however, that in the event of objections to title under Paragraph 2
(b) herein, the closing shall take place within seven (7) days after the removal of such objections.

         (d) Upon closing, the Grantee shall deliver to the Grantor full payment of the purchase price to be determined in the manner hereinbefore set forth in cash, certified check or wire-transfer, and Grantor shall make, execute and deliver to the Grantee a deed containing full covenants of warranty and conveying absolute, good and marketable title to the Property or the Adjacent Land or both, as the case may be, free and clear from all liens, assessments, and encumbrances.

         (e) Upon closing, all existing liens, mortgages, assessments and encumbrances over the Property shall be discharged by payments from the proceeds payable to the Grantor. Property taxes if any, shall be prorated to the date of closing; all other taxes arising from Grantee's purchase of the Property, shall be covered as provided by the applicable laws. Grantee shall pay for the drafting of the corresponding purchase and sale deed(s) as well as for its (their) recording.

         (f) The Grantee shall not be liable for the payment of any real estate commissions, fees or reimbursements.

3.       Governing Law and Courts.

         This Agreement shall be subject to the laws of the State of Nuevo Leon, Mexico. Should any dispute arise or any action is to be instituted, the parties hereto agree to submit it to the competent courts of Monterrey, N.L., Mexico, waiving any rights they may have to any other jurisdiction by reason of their present or future domiciles.

4.       Notices.

         Any notices to be given hereunder shall be given in writing and delivered personally or by registered or certified mail, postage prepaid and sent to the following addresses:

IF TO GRANTOR:

Av. Felix U. Gomez 125 Sur
Monterrey, N.L. CP 64000
Mexico



IF TO GRANTEE:

Prior to the Commencement Date (as defined in the Lease Agreement):
Carretera a Miguel Aleman Km. 20.5
Apodaca, N.L. CP 66600
Mexico

After the Commencement Date:
Avenida TLC no. 300
Parque Industrial Stiva-Aeropuerto
Apodaca, N.L. 66600
Mexico


or to such other address as a party shall, by like notice hereafter, direct such notices be sent. Notices shall be deemed duly given when actually received by the party to whom they are sent.

5.       Miscellaneous.

         This Agreement shall be binding upon and shall operate for the benefit of the parties hereto and their respective successors and assigns. The failure of one party to seek remedies upon the breach of another party shall not be deemed a waiver of such breach. All representations and warranties contained herein shall survive the commencement date hereof and, in the event Grantee purchases the Property, shall survive the date of closing of said purchase.

6.       Recording.

         A Spanish translation of this Agreement shall be ratified by both parties before a Notary Public of Grantee's choice and recorded at the Public Registry of Property and Commerce of Monterrey, N.L. at Grantee's option with the cost and expense shared equally by the Grantor and the Grantee.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day, month and year first above written.


         Grantor                                   Grantee
INMOBILIARIA NUEVO AEROPUERTO,             SMARTFLEX SYSTEMS DE MEXICO,
S.A. DE C.V.                               S.A. DE C.V.



/s/  ADRIAN GONZALEZ LOZANO                 /s/ WILLIAM L. HEALEY
-----------------------------              -------------------------------
By:   Adrian Gonzalez Lozano               By:    William L. Healey
Its:  Legal Representative                 Its:   Legal Representative



/s/   SERGIO GONZALEZ LOZANO               /s/  GILBERTO GAMBOA CHAIDEZ
-----------------------------              -------------------------------
By:   Sergio Gonzalez Lozano               By:    Gilberto Gamboa Chaidez
Its:  Legal Representative                 Its:   Legal Representative

                                  EXHIBIT "B"
                          OF THE CALL OPTION AGREEMENT

         The purchase price of the Property shall be determined as follows:

         a) Within two days of the delivery of the Option Notice by Grantee to Grantor each party shall designate an appraiser. If one of the parties does not designate its appraiser within such term then the other party may request for such appointment to be made by _____________________.


         b) Each of the appraisers nominated as indicated above shall prepare an appraisal determining the market value of the Property within five days of their appointment.

         c) If the two appraisals rendered as indicated in item b) above are not different by more than 5%, then the average of the two shall be the purchase price.

         d) If there is a difference of more than 5% between the two appraisals, then the parties shall designate a third appraiser to determine the market value of the Property, and such determination shall be final and shall be used as purchase price. If the parties do not agree on the designation of the third appraiser, then either party may request for such appointment to be made by ___________________________.


         e) In the event the parties agree on a specific purchase price for the Property in writing at any time after the execution of this agreement, then such purchase price shall binding upon the parties hereto in the event the Option is exercised by Grantee and the procedure set forth above shall not be applicable.

                               [INSERT EXHIBIT J]

                                  EXHIBIT "K"

                        BASIC TERMS OF PERFORMANCE BOND





BONDING INSTITUTION: Mexican Bonding Institution acceptable to Tenant


TYPE:  Irrevocable


AMOUNT:  In Mexican Pesos equivalent to US$200,000.00 Dollars


EFFECTIVENESS: From the date of signing the Lease until Commencement Date Certificate is issued or the 15th. of July 1997 (hereinafter "Expiration Date"), which ever is earlier. In case that prior to the Expiration Date, an award under the arbitral procedure provided in Section 31.02 of the Lease is granted to Landlord, in the sense that Landlord has complied with all his obligations under the Lease Agreement, then the performance bond shall cease upon presentation by Landlord of such award to the Bonding Institution.


PAYMENT: Shall be made following the standard payment procedures applicable to the Bonding Institution following the request in writing of Tenant.

                            E X H I B I T "K" (BIS)
                              BASIC TERMS OF BOND


BONDING INSTITUTION: Mexican Bonding Institution acceptable to Tenant

TYPE:  Irrevocable

AMOUNT:  In Mexican Pesos equivalent to US$50,000.00 Dollars


EFFECTIVENESS: From the date the Commencement Date Certificate is issued until ONE CALENDAR YEAR THEREAFTER (hereinafter "Expiration Date").


PAYMENT: Shall be made following the standard payment procedures applicable to the Bonding Institution following the request in writing of Tenant.

                                  EXHIBIT "L"
                              BASIC TERMS OF BOND


BONDING INSTITUTION: Mexican Bonding Institution acceptable to Landlord

TYPE:     Irrevocable

AMOUNT:  In Mexican Pesos equivalent to US$200,000.00 Dollars

EFFECTIVENESS: From the date of signing the Lease until Commencement Date Certificate is issued or the 15th. of July, 1997 (hereinafter "Expiration Date"), which ever is earlier. In case that prior to the Expiration Date, an award under the arbitral procedure provided in Section 31.02 of the Lease is granted to Tenant, the bond shall cease upon presentation by Tenant of such award to the Bonding Institution.

PAYMENT: Shall be made following the standard payment procedures applicable to the Bonding institution following the request in writing of Landlord.

                                  EXHIBIT "M"


                               GUARANTEE OF LEASE


In order to Induce Inmobiliaria Nuevo Aeropuerto, S.A. de C. V. ("Landlord") to execute that certain Lease Agreement (the "Lease") of even date herewith, by and between Landlord and Smartflex Systems de Mexico. S.A. de C.V. (such corporation, together with any assignees thereof, except as provided in Section
28.03 of the Lease, being herein collectivelly called the "Tenant"), the undersigned, ("Guarantor"), having an address at 14312 Franklin Avenue, Tustin, CA 92680-7028, U.S.A., hereby guarantees the payment and performance of all liabilities, obligations and duties imposed upon Tenant under the terms of the Lease throughout the Lease Term, but from the earliest of (i) the Commencement Date stated in the Commencement Date Certificate issued by Landlord and Tenant,
(ii) the date an arbitral award under the provisions of the Lease is issued declaring that Substantial Completion of Landlord's Work has ocurred and that the Premises are available for Tenant to occupy them, or (iii) the date in which Tenant actually takes possession of the Premises (not including occupancy of the Manufacturing Area prior to Substantial Completion of Landlord's Work).

Guarantor hereby waives diligence, presentment and suit on the part of Landlord in the enforcement of any liability, obligation or duty guaranteed hereby.

Upon the occurrence of any Event of Default under the Lease, Landlord shall have the right to make demand upon Guarantor for the amounts owing but unpaid under the Lease. Landlord shall not be first required to enforce against Tenant or any other person any liability, obligation or duty guaranteed hereby before seeking enforcement thereof against Guarantor, suit may be brought and maintained against Guarantor by Landlord to enforce any liability, obligation or duty guaranteed hereby without joinder of Tenant or any other person or entity. Without in any way limiting the foregoing, it is expressly understood and agreed that Landlord shall not be obligated to pursue any other guarantor (if there are any other guarantors) prior to bringing suit against Guarantor hereunder and that the obligations of Guarantor hereunder shall not be affected in any manner by any discharge or release of any other guarantor of all or any part of the obligations of Tenant under the Lease. The liability of Guarantor shall be affected consequently by any indulgence, compromise, settlement or variation of terms which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and except as provided in Section 28.03 of the Lease, shall not be affected by any assignment of the Lease or any release of the assigning Tenant in connection with such assignment nor by any termination of the Lease to the extent that Tenant thereafter continues to be liable thereunder. Landlord and Tenant, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other convenants regarding the Lease as they deem appropriate and Guarantor shall be not consequently released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Tenant under the Lease as so modified, extended or amended.

The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any suspention of payments or bankruptcy or other similar proceedings (hereinafter "Insolvency Proceedings"), (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provisions of the federal Bankruptcy Code or other statute or from the decision in any court with respect to such Insolvency Proceedings, (c) the rejection or disaffirmance of the Lease in any such Insolvency Proceedings, and (d) the assignment or transfer Of the Lease by Tenant, except as provided in section 28.03 of the Lease.

Guarantor shall subordinate any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

If Landlord employs an attorney to present, enforce, or defend any of Landlord's rights or remedies under this Guarantee, Guarantor shall pay Landlord's reasonable attorney's fees and court costs, so long as Guarantor is condemned under the respective arbitration procedure.

This agreement shall be binding upon Guarantor and her heirs or assigns and shall inure to the benefit of Landlord and its successors and assigns.

This guaranty shall be subject to the applicable law and Courts provided in the Lease. Guarantor expressly waives to the "beneficios de orden y de excusion" provided under articles 2706, 2707 of the Civil Code of the State of Nuevo Leon as well as to any other rights provided under said Code which may be inconsistent to the terms of this Guaranty, including but not limited to articles 2738, 2740 and 2741 of the Civil Code of the State of Nuevo Leon.

Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Lease Agreement.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty of Lease this 17th. day of November, 1996.


                                   GUARANTOR

                         Smartflex Systems Incorporated

                              Represented hereby:


                          /s/  WILLIAM L. HEALEY
                          ----------------------------
                          By:  William L. Healey
                               Legal Representative

                             CALL OPTION AGREEMENT





THIS AGREEMENT, made and entered into this 17th day of November, 1996, by and between Inmobiliaria Nuevo Aeropuerto, S.A. de C.V. ("Grantor") and Smartflex Systems de Mexico, S.A. de C.V. ("Grantee"), pursuant to the following.



                                   STATEMENTS


Both parties state that:

          I. They have executed in this same date a lease agreement (the "Lease Agreement") providing for a lease over a piece of real property (land and building) located in Avenida TLC no. 300, Parque Industrial Stiva-Aeropuerto, Apodaca CP 66600, N.L., Mexico, identified as the "Property" in Exhibit "A" attached hereto and made a part hereof (hereinafter referred to as the "Property"). Grantor's title to the Property is evidenced by Public Deed number 19,735, granted on June 9, 1983 before Fernando Arechavaleta Palafox, Notary Public 27 in Monterrey, N.L., which was recorded at the Public Registry of Property and Commerce of Monterrey, N.L., on August 19, 1983, under number 539, volume 31, book 12, Section of Real Estate Property, Apodaca Unit.

          II. As part of the bargain in connection with the Lease Agreement they agreed to enter into this Agreement in order for Grantor to grant in favor of Grantee a call option right to purchase the Property in accordance with the terms set forth herein.



                                    CLAUSES

1.        Granting of Call-Option Right.

          Notwithstanding anything to the contrary contained herein or in any third party's offer, Grantor hereby grants to Grantee a call-option to purchase the Property and any constructions and improvements that may be erected or made on or to it in the future (the "Option"), which Option may be exercised at any time from this date and until November 17, 1998 (the "Option Term"). The terms and conditions of the Option shall be:

          (a) At any time within the Option Term, Grantee may elect to exercise the option to purchase the Property from Grantor.

          (b) Should Grantee elect to exercise the Option, it shall give notice in writing (the "Option Notice") to the Grantor no later than the last day of the Option Term.

          (c) The purchase price in case Grantee exercises the option shall be calculated pursuant to the provisions of Exhibit "B" attached hereto and made a part hereof.

          (d) Grantor shall execute the transfer and sale of the Property to Grantee by making, executing and delivering a public deed containing full covenants of warranty and conveying absolute, good and marketable title to the Property, free and clear of any liens, charges, encumbrances, mortgages or other similar limitations, not later than thirty (30) days after Grantor receives notice from Grantee of its election to exercise the Option.

          (e) During the term in which the Option may be exercised by Grantee, Grantor undertakes to keep the Property free and clear of any mortgage, lien, encumbrance or any other limitation of property rights, and not to transfer or make any attempt to transfer title to or any possession or use rights to the Property or any part thereof to any third party.


2.        Terms and Conditions of Purchase.

          (a) If the Option is exercised by Grantee, Grantor shall take any actions needed for the obtention of any approvals and/or the preparation and filing of the proper parcel maps or any other documentation that may be required.

          (b) The Grantor shall, at its own expense, provide Grantee with such proof of title to the Property, as Grantee may reasonably require within fifteen (15) days of Grantee's Option Notice. The Grantee shall have the right to examine the title to the Property and to accept the same if the title is good and marketable. In the event the title to the Property is not good and marketable as aforesaid, or if there is a defect to the title, the Grantee shall notify the Grantor in writing of such objections, and the Grantor shall have a reasonable time, but not in excess of fifteen (15) days, in which to make title good and marketable and to remove such defects. The Grantee shall have the right, but not the obligation, to grant Grantor additional time to correct objections to title, or to cancel the Option in whole or in part, without prejudice of any remedies it may have in accordance with this Agreement or any applicable law.

          (c) Within fifteen (15) days of the date Grantee delivers the Option Notice to Grantor, Grantee shall designate a place and a time to hold the closing of the corresponding purchase and sale agreement under this Agreement; provided, however, that in the event of objections to title under Paragraph 2
(b) herein, the closing shall take place within seven (7) days after the removal of such objections.

          (d) Upon closing, the Grantee shall deliver to the Grantor full payment of the purchase price to be determined in the manner hereinbefore set forth in cash, certified check or wire-transfer, and Grantor shall make, execute and deliver to the Grantee a deed containing full covenants of warranty and conveying absolute, good and marketable title to the Property or the Adjacent Land or both, as the case may be, free and clear from all liens, assessments, and encumbrances.

          (e) Upon closing, all existing liens, mortgages, assessments and encumbrances over the Property shall be discharged by payments from the proceeds payable to the Grantor. Property taxes if any, shall be prorated to the date of closing; all other taxes arising from Grantee's purchase of the Property, shall be covered as provided by the applicable laws. Grantee shall pay for the drafting of the corresponding purchase and sale deed(s) as well as for its (their) recording.

          (f) The Grantee shall not be liable for the payment of any real estate commissions, fees or reimbursements.

3.        Governing Law and Courts.

          This Agreement shall be subject to the laws of the State of Nuevo Leon, Mexico. Should any dispute arise or any action is to be instituted, the parties hereto agree to submit it to the competent courts of Monterrey, N. L. , Mexico, waiving any rights they may have to any other jurisdiction by reason of their present or future domiciles.

4.        Notices.

          Any notices to be given hereunder shall be given in writing and delivered personally or by registered or certified mail, postage prepaid and sent to the following addresses:

          IF TO GRANTOR:

          Av. Fe1ix U. Gomez 125 Sur
          Monterrey, N.L. CP 64000
          Mexico



          IF TO GRANTEE:

          Prior to the Commencement Date (as defined in the Lease Agreement):

          Carretera a Miguel Aleman Km. 20.5
          Apodaca, N.L. CP 66600
          Mexico

          After the Commencement Date:
          Avenida TLC no. 300
          Parque Industrial Stiva-Aeropuerto
          Apodaca, N.L. 66600
          Mexico


or to such other address as a party shall, by like notice hereafter, direct such notices be sent. Notices shall be deemed duly given when actually received by the party to whom they are sent.

5.        Miscellaneous.

          This Agreement shall be binding upon and shall operate for the benefit of the parties hereto and their respective successors and assigns. The failure of one party to seek remedies upon the breach of another party shall not be deemed a waiver of such breach. All representations and warranties contained herein shall survive the commencement date hereof and, in the event Grantee purchases the Property, shall survive the date of closing of said purchase.

6.        Recording.

          A Spanish translation of this Agreement shall be ratified by both parties before a Notary Public of Grantee's choice and recorded at the Public Registry of Property and Commerce of Monterrey, N.L. at Grantee's option with the cost and expense shared equally by the Grantor and the Grantee.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day, month and year first above written.


          Grantor                                  Grantee
INMOBILIARIA NUEVO AEROPUERTO,             SMARTFLEX SYSTEMS DE MEXICO,
S.A. DE C.V.                               S.A. DE C.V.


/s/  ADRIAN GONZALEZ LOZANO                /s/  WILLIAM L. HEALEY
-----------------------------              ---------------------------------
By:  Adrian Gonzalez Lozano                By:  William L. Healey
Its: Legal Representative                  Its: Legal Representative



/s/  SERGIO GONZALEZ LOZANO                /s/  GILBERTO GAMBOA CHAIDEZ
-----------------------------              ---------------------------------
By:  Sergio Gonzalez Lozano                By:  Gilberto Gamboa Chaidez
Its: Legal Representative                  Its: Legal Representative

                                  EXHIBIT "B"
                          OF THE CALL OPTION AGREEMENT

          The purchase price of the Property shall be determined as follows:

          a) Within two days of the delivery of the Option Notice by Grantee to Grantor each party shall designate an appraiser. If one of the parties does not designate its appraiser within such term then the other party may request for such appointment to be made by ICC.

          b) Each of the appraisers nominated as indicated above shall prepare an appraisal determining the market value of the Property within five days of their appointment.

          c) If the two appraisals rendered as indicated in item b) above are not different by more than 5%, then the average of the two shall be the purchase price.

          d) If there is a difference of more than 5% between the two appraisals, then the parties shall designate a third appraiser to determine the market value of the Property, and such determination shall be final and shall be used as purchase price. If the parties do not agree on the designation of the third appraiser, then either party may request for such appointment to be made by ICC.

          e) In the event the parties agree on a specific purchase price for the Property in writing at any time after the execution of this agreement, then such purchase price shall binding upon the parties hereto in the event the Option is exercised by Grantee and the procedure set forth above shall not be applicable.

                            COMPLEMENTARY AGREEMENT


THIS COMPLEMENTARY AGREEMENT IS ENTERED INTO THIS 19th OF NOVEMBER OF 1996, BY AND BETWEEN INMOBILIARIA NUEVO AEROPUERTO, S.A. DE C.V. ("GRANTOR") AND SMARTFLEX SYSTEMS DE MEXICO, S.A. DE C.V. ("GRANTEE"), IN ACCORDANCE WITH THE
FOLLOWING:

                                   STATEMENTS
Both parties state that:

A) They have entered into a Call Option Agreement (the "Call option Agreement") dated November 17, 1996 in connection with a piece of land of 123,347 square feet (and a building and improvements to be constructed thereon) located in Avenida TLC no. 300, Parque Industrial Stiva-Aeropuerto, N.L. CP 66600, Mexico, which is currently owned by Grantor (the "Property", as defined in the Call Option Agreement).

B) They wish to execute this Complementary Agreement, in order to agree on a price at which Grantee, in the event it exercises the option under the Call Option Agreement, would purchase the Property from Grantor, in accordance with paragraph e) of Exhibit B of the Call Option Agreement.


                                    CLAUSES


          FIRST.- The parties agree that, in accordance with item e) of Exhibit B of the Call Option Agreement, in the event Grantee exercises the Option under the Call Option Agreement, the purchase price for the Property payable by Grantee to Grantor shall be an amount equal to the value of Landlord's Investment (as such term is defined in the Lease Agreement entered into by the parties hereto on November 17, 1996 and hereinafter referred to as the "Lease Agreement") as such amount may be adjusted in accordance with the Lease Agreement. The purchase price determined in accordance herewith shall be adjusted in accordance with the U.S. Consumer Price Index as published by the U.S. Federal Labor Department applicable to the period starting on the date hereof and ending on the date the option is exercised.

          SECOND.- As a consequence of clause first above, items a) through d) of Exhibit B of the Call Option Agreement shall not be applicable.

          THIRD.- Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Call option

Agreement.

          FOURTH.- A Spanish translation of this Complementary Agreement shall be executed and ratified by the parties before the notary public of Grantee's choice within 15 days after the date hereof, sharing the parties equally the costs and expenses in connection therewith.

          IN WITNESS WHEREOF, Grantor and Grantee have executed this Complementary Agreement as of the date and year first above written.


          "Grantor"                            "Grantee"
Inmobiliaria Nuevo Aeropuerto,             Smartflex Systems
         S.A. de C.V.                      de Mexico, S.A. de C.V.


/s/  ADRIAN GONZALEZ LOZANO                /s/  WILLIAM H. HEALEY
--------------------------------           ---------------------------------
By:  Adrian Gonzalez Lozano                By:  William H. Healey
Its: Legal Representative                  Its: Legal Representative



/s/  SERGIO GONZALEZ LOZANO                /s/  GILBERTO GAMBOA CHAIDEZ
--------------------------------           ---------------------------------
By:  Sergio Gonzalez Lozano                By:  Gilberto Gamboa Chaidez
Its: Legal Representative                  Its: Legal Representative